Exhibit 10.1
                                                            ------------
                           SECOND AMENDED AND RESTATED

                        RECEIVABLES PURCHASE AGREEMENT


                                     among


                        SOLECTRON FUNDING CORPORATION,
                                  as Seller,

                            SOLECTRON CORPORATION,
                         individually and as Servicer,

                         SOLECTRON TECHNOLOGY, INC.,
                               as a Sub-Servicer

                      SOLECTRON CALIFORNIA CORPORATION,
                               as a Sub-Servicer

                          QUINCY CAPITAL CORPORATION,
                                   as Issuer

                                      and


            BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION,
                               as Administrator


                         Dated as of February 22, 1999

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                             TABLE OF CONTENTS

                                                                          PAGE

                        ARTICLE IAMOUNTS AND TERMS OF THE PURCHASES

      Section 1.1.   Purchase Facility.......................................2
      Section 1.2.   Making Purchases........................................2
      Section 1.3.   Purchased Interest Computation..........................4
      Section 1.4.   Settlement Procedures...................................4
      Section 1.5.   Fees....................................................7
      Section 1.6.   Payments and Computations, Etc..........................7
      Section 1.7.   [intentionally omitted].................................8
      Section 1.8.   Increased Costs.........................................8
      Section 1.9.   Additional Discount on Portions of Purchased Interest
                     Bearing a Eurodollar Rate...............................8
      Section 1.10.  Requirements of Law.....................................9
      Section 1.11.  Inability to Determine Eurodollar Rate..................9

                                   ARTICLE II
                   REPRESENTATIONS AND WARRANTIES; COVENANTS;
                               TERMINATION EVENTS

      Section 2.1.   Representations and Warranties; Covenants..............10
      Section 2.2.   Termination Events.....................................10

                                  ARTICLE III

                                 INDEMNIFICATION

      Section 3.1.   Indemnities by the Seller..............................10
      Section 3.2.   Indemnities by the Servicer............................12
      Section 3.3.   Contribution...........................................12

                                   ARTICLE IV
                         ADMINISTRATION AND COLLECTIONS

      Section 4.1.   Appointment of Servicer................................13
      Section 4.2.   Duties of Servicer.....................................14
      Section 4.3.   LockBox Arrangements...................................15
      Section 4.4.   Enforcement Rights.....................................16
      Section 4.5.   Responsibilities of the Seller and Servicer............16
      Section 4.6.   Servicing Fee..........................................17

                                    ARTICLE V
                                 MISCELLANEOUS

      Section 5.1.   Amendments, Etc........................................17
      Section 5.2.   Notices, Etc...........................................17
      Section 5.3.   Assignability..........................................18
      Section 5.4.   Costs, Expenses and Taxes..............................18
      Section 5.5.   No Proceedings; Limitation on Payments.................19
      Section 5.6.   Confidentiality........................................19
      Section 5.7.   GOVERNING  LAW AND JURISDICTION........................19
      Section 5.8.   Execution in Counterparts..............................20
      Section 5.9.   Survival of Termination................................20
      Section 5.10.  WAIVER OF JURY TRIAL...................................20
      Section 5.11.  Entire Agreement.......................................21
      Section 5.12.  Headings...............................................21
      Section 5.13.  Issuer's Liabilities...................................21
      Section 5.14.  Purchase and Sale Agreement........................... 21

      EXHIBIT I      DEFINITIONS...........................................I-1

      EXHIBIT II     CONDITIONS OF PURCHASES..............................II-1

      EXHIBIT III    REPRESENTATIONS AND WARRANTIES......................III-1

      EXHIBIT IV     COVENANTS............................................IV-1

      EXHIBIT V      TERMINATION EVENTS....................................V-1

      SCHEDULE I     CREDIT AND COLLECTION POLICY

      SCHEDULE II    LOCK-BOX BANKS AND LOCK-BOX ACCOUNTS

      SCHEDULE III   TRADE NAMES

      ANNEX A        FORM OF LOCK-BOX AGREEMENT

                          SECOND AMENDED AND RESTATED
                        RECEIVABLES PURCHASE AGREEMENT


            This SECOND AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT (this "Agreement") is entered into as of February 22, 1999 among SOLECTRON FUNDING CORPORATION, a Delaware corporation, as seller (the "Seller"), SOLECTRON CORPORATION, a Delaware corporation, in its individual capacity ("Solectron") and as initial Servicer (in such capacity, together with its successors and permitted assigns in such capacity, the "Servicer"), SOLECTRON TECHNOLOGY, INC., a California corporation, ("Solectron Technology") as Sub-Servicer (in such capacity, a "Sub-Servicer"), SOLECTRON CALIFORNIA CORPORATION, a California corporation, ("Solectron California"), as Sub-Servicer (in such capacity, a "Sub-Servicer") QUINCY CAPITAL CORPORATION, a Delaware corporation (together with its successors and permitted assigns, the "Issuer"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a national banking association, as administrator (in such capacity, together with its successors and assigns in such capacity, the "Administrator") for the Issuer pursuant to an agreement between the Issuer and the Administrator.

                                  PRELIMINARY STATEMENTS.

A. Certain terms that are capitalized and used throughout this Agreement are defined in Exhibit I to this Agreement. References in the Exhibits hereto to "the Agreement" or "this Agreement" refer to this Agreement, as amended, amended and restated, modified or supplemented from time to time.

B. The Seller, the Servicer, the Issuer and the Administrator entered into a Receivables Purchase Agreement, dated as of September 17, 1997.

C. The Seller, the Servicer, the Issuer and the Administrator entered into an Amended and Restated Receivables Purchase Agreement dated as of October 31, 1998.

D. The parties to this Agreement desire to amend and restate the Amended and Restated Receivables Purchase Agreement in order to, among other things, provide for the addition of Solectron Technology as an Originator hereunder and to make certain other modifications to the Amended and Restated Receivables Purchase Agreement.

E. The Seller has sold, transferred and assigned and desires to continue to sell, transfer and assign an undivided variable percentage interest in a pool of receivables, and the Issuer has acquired and desires to continue to acquire such undivided variable percentage interest, as such percentage interest shall be adjusted from time to time based upon, in part, reinvestment payments which are made by the Issuer and additional incremental payments made to the Seller.

            In consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:


                                   ARTICLE I

                      AMOUNTS AND TERMS OF THE PURCHASES

      Section 1.1. Purchase Facility. (a) Subject to and upon the terms and conditions set forth in the Amended and Restated Receivables Purchase Agreement, the Issuer has purchased and made reinvestments in the Purchased Interest from the Seller (the Issuer's Purchased Interest on the last day of the Settlement Period immediately preceding the Effective Date is herein referred to as the "Initial Purchased Interest") and the payment for the Purchased Interests referred to above was paid to Seller in accordance with the Amended and Restated Receivables Purchase Agreement. The parties hereto agree that, from and after the Effective Date, the terms and conditions of this Agreement and the rights and obligations of the parties set forth herein shall apply to the Initial Purchased Interest and other Purchased Interests purchased by the Issuer from the Seller irrespective of whether the Initial Purchased Interest and other Purchased Interests purchased by the Issuer from the seller irrespective of whether the Initial Purchased Interest and such other Purchased Interests originally were purchased by the Issuer pursuant to the Amended and Restated Receivables Purchase Agreement or this Agreement.

       (b) On the terms and conditions hereinafter set forth, the Issuer may, in its sole discretion, purchase and make reinvestments in the Purchased Interest from the Seller from time to time during the period from the Effective Date to the Facility Termination Date; provided, that nothing herein shall be deemed or construed as a commitment by the Issuer to fund the purchase or reinvestment with regard to the Purchased Interest through the issuance of Notes, and it is hereby expressly acknowledged and agreed that such funding is, and shall continue to be, wholly discretionary on the part of the Issuer. Under no circumstances shall the Issuer make any such purchase or reinvestment if after giving effect to such purchase or reinvestment the aggregate outstanding Capital of the Purchased Interest, together with the aggregate outstanding Capital under the Parallel Purchase Agreement, would exceed the Purchase Limit.

      (c) The Seller may, upon at least 5 days' notice to the Administrator, terminate the purchase facility provided in this Section 1 in whole or, from time to time, irrevocably reduce in part the unused portion of the Purchase Limit; provided that each partial reduction shall be in the amount of at least $5,000,000 or an integral multiple of $1,000,000 in excess thereof. Termination of the purchase facility in whole shall cause the Termination Date to occur.


      Section 1.2. Making Purchases. (a) Each purchase (but not reinvestments) of undivided ownership interests with regard to the Purchased Interest hereunder shall be made upon the Seller's irrevocable written notice delivered to the Administrator in accordance with Section 5.2 (which notice must be received by the Administrator prior to 11:00 a.m., San Francisco time) (i) three Business Days prior to the requested purchase date, in the case of a purchase to be funded at the

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

Alternate Rate and based on the Eurodollar Rate, (ii) one Business Day prior to the requested purchase date, in the case of a purchase to be funded at the Alternate Rate and based on the Base Rate and (iii) one Business Day prior to the requested purchase date, in the case of a purchase to be funded at the CP Rate, which notice shall specify (A) the amount requested to be paid to the Seller (such amount, which shall not be less than $5,000,000, being the "Capital" relating to the undivided ownership interest then being purchased),
(B) the date of such purchase (which shall be a Business Day) and (C) the desired funding basis for such purchase (which shall be either the Alternate Rate or the CP Rate) and (unless such purchase shall be funded at the CP Rate) the duration of the initial Fixed Period(s) for such purchase. The Administrator shall promptly thereafter notify the Seller whether such terms are acceptable to the Issuer and whether the Issuer is willing to make such a purchase. If the Administrator notifies the Seller that such terms relating to the CP Rate are unacceptable to the Issuer due to market conditions, then the Seller shall be deemed to have requested that the purchase be funded at the Alternate Rate and based on the Base Rate.

      (b) On the date of each purchase (but not reinvestment) of undivided ownership interests with regard to the Purchased Interest hereunder, the Issuer shall, if the Administrator has notified the Seller that the Issuer is willing to make such purchase, upon satisfaction of the applicable conditions set forth in Exhibit II hereto, make available to the Seller in same day funds, at Bank of America National Trust and Savings Association, account # 1233056289, an amount equal to the Capital relating to the undivided ownership interest then being purchased.

      (c) Effective on the date of each purchase pursuant to this Section 1.2 and each reinvestment pursuant to Section 1.4, the Seller hereby sells and assigns to the Administrator for the benefit of the Issuer an undivided percentage ownership interest in all its right, title and interest in (i) each Pool Receivable then existing, (ii) all Related Security with respect to such Pool Receivables, and (iii) Collections with respect to, and other proceeds of, such Pool Receivables and Related Security; provided that the foregoing shall not include any Excluded Property. The Administrator and the Issuer acknowledge that the Seller may also grant an undivided ownership interest in the same items as described in the first sentence of this Section 1.2(c) to the Parallel Purchase Administrator, for its benefit and the benefit of the Parallel Purchasers under the Parallel Purchase Agreement and that the respective rights of the Administrator, the Issuer, the Parallel Purchase Administrator and the Parallel Purchasers with respect thereto shall be governed by the Intercreditor Agreement.

      (d) To secure all of the Seller's obligations (monetary or otherwise) under this Agreement and the other Transaction Documents to which it is a party, whether now or hereafter existing or arising, due or to become due, direct or indirect, absolute or contingent, the Seller hereby grants to the Administrator, for its benefit and the benefit of the Issuer, a security interest in all of the Seller's right, title and interest (including without limitation any undivided interest of the Seller) in, to and under all of the following, whether now or hereafter owned, existing or arising (A) all Pool Receivables, (B) all Related Security with respect to each such Pool Receivable, (C) all Collections with respect to each such Receivable, (D) the Lock-Box Accounts and any related deposit accounts and post office boxes and all amounts on deposit therein and all certificates and instruments, if any, from time to time evidencing such Lock-Box Accounts, related deposit accounts and post office boxes and amounts held or on deposit therein, and (E) all proceeds of, and all amounts received or receivable under any or all of, the foregoing; provided that the foregoing shall not include any Excluded Property. The Administrator and the Issuer shall have, with respect to the property described in this Section 1.2(d), and in addition to all the other rights and remedies available to the Administrator and the Issuer, all the rights and remedies of a secured party under any applicable UCC.

      Section 1.3. Purchased Interest Computation. The Purchased Interest shall be initially computed on the date of the initial purchase hereunder. Thereafter until the Termination Date, the Purchased Interest shall be automatically recomputed (or deemed to be recomputed) on each Business Day other than a Termination Day. The Purchased Interest, as computed (or deemed recomputed) as of the day immediately preceding the Termination Date, shall thereafter remain constant. Notwithstanding the preceding sentence, the Purchased Interest shall become zero when the Capital thereof and Discount thereon shall have been paid in full, all the amounts owed by the Seller hereunder to the Issuer, the Administrator, and any other Indemnified Party or Affected Person, are paid in full and the Servicer shall have received the accrued Servicing Fee thereon.

      Section 1.4. Settlement Procedures. (a) Collection of the Pool Receivables shall be administered by the Servicer in accordance with the terms of this Agreement. The Seller shall provide to the Servicer on a timely basis all information needed for such administration, including notice of the occurrence of any Termination Day and current computations of the Purchased Interest.

      (b) The Servicer shall, on each day on which Collections of Pool Receivables are received (or deemed received) by the Seller or Servicer or an Originator (including pursuant to Section 1.8 of the Purchase and Sale Agreement):

            (i) set aside and hold in trust (and, at the request of the Administrator, segregate) for the Issuer, out of the percentage of such Collections represented by the Purchased Interest, first an amount equal to the Discount accrued through such day for each Portion of Capital and not previously set aside and second, to the extent funds are available therefor, an amount equal to the Servicing Fee accrued through such day for the Purchased Interest and not previously set aside; and

            (ii) subject to Section 1.4(f), if such day is not a Termination Day, remit to the Seller, on behalf of the Issuer, the remainder of the percentage of such Collections, represented by the Purchased Interest, to the extent representing a return of Capital; such Collections shall be automatically deemed reinvested in Pool Receivables, and in the Related Security and Collections and other proceeds with respect thereto, and the Purchased Interest shall be automatically recomputed pursuant to Section 1.3;


            (iii) if such day is a Termination Day, set aside, segregate and hold in trust for the Issuer the entire remainder of the percentage of the Collections represented by the Purchased Interest; provided that if amounts are set aside and held in trust on any Termination Day and thereafter, the conditions set forth in Section 2 of Exhibit II are satisfied or are waived by the Administrator, such previously set aside amounts shall, to the extent representing a return of Capital, be reinvested in accordance with the preceding paragraph (ii) on the day of such subsequent satisfaction or waiver of conditions; and

            (iv) during such times as amounts are required to be reinvested in accordance with the foregoing paragraph (ii) or the proviso to paragraph
      (iii), release to the Seller (subject to Section 1.4(f)) for its own account any Collections in excess of (x) such amounts, (y) the amounts that are required to be set aside pursuant to paragraph (i) above and (z) any other obligations of the Seller hereunder which are then due and owing.

      (c) The Servicer shall deposit into the Administration Account, on the last day of each Settlement Period relating to a Portion of Capital (or at such other times as the Administrator shall require upon the occurrence and during the continuation of (i) any Unmatured Termination Event or Termination Event or
(ii) at any time when the Rated Long Term Debt of Solectron is not rated at least Investment Grade or (iii) any event that materially and adversely affects the Servicer's ability to perform its obligations hereunder or the collectibility of the Receivables), Collections held for the Issuer pursuant to
Section 1.4(b)(i) or Section 1.4(f) with respect to such Portion of Capital and the lesser of (x) the amount of Collections then held for the Issuer pursuant to
Section 1.4(b)(iii) and (y) such Portion of Capital.

      (d) Upon receipt of funds deposited into the Administration Account pursuant to Section 1.4(c) with respect to any Portion of Capital, the Administrator shall cause such funds to be distributed as follows:

            (i) if such distribution occurs on a day that is not a Termination Day, first to the Issuer (x) in payment in full of all accrued Discount with respect to such Portion of Capital and (y) as a reduction of such Portion of Capital pursuant to Section 1.4(f), if applicable, and second, from amounts set aside in respect of the Servicing Fee pursuant to Section 1.4(b)(i), to the Servicer (payable in arrears on the last day of each calendar month) in payment in full of accrued Servicing Fees so set aside with respect to such Portion of Capital; and

            (ii) if such distribution occurs on a Termination Day, first to the Issuer in payment in full of all accrued Discount with respect to such Portion of Capital, second to the Issuer in payment in full of such Portion of Capital, third, if the Servicer is not Solectron or an Affiliate thereof, to the Servicer in payment in full of all accrued Servicing Fees with respect to such Portion of Capital, fourth, if the Capital and accrued Discount with respect to each Portion of Capital has been reduced to zero, and all accrued Servicing Fees payable to the Servicer (if other than Solectron or an Affiliate thereof) have been paid in full, to the Issuer, the Administrator and any other Indemnified Party or Affected Person in payment in full of any other amounts owed thereto by the Seller hereunder and then to the Servicer (if Solectron or an Affiliate thereof) in payment in full of all accrued Servicing Fees.


After the Capital and Discount and Servicing Fees with respect to the Purchased Interest, and any other amounts payable by the Seller to the Issuer, the Administrator or any other Indemnified Party or Affected Person hereunder, have been paid in full, all additional Collections with respect to the Purchased Interest shall be paid to the Seller for its own account.

      (e) For the purposes of this Section 1.4:

            (i) if on any day the Outstanding Balance of any Pool Receivable is reduced or adjusted as a result of any defective, rejected, returned, repossessed goods or services, or any discount or other adjustment made by the Seller, or any setoff or dispute between the Seller and an Obligor, the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in the amount of such reduction or adjustment;

            (ii) if on any day any of the representations or warranties in paragraphs (h) or (o) of Exhibit III is not true with respect to any Pool Receivable, the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in full;

            (iii) except as provided in paragraph (i) or (ii) of this Section 1.4(e), or as otherwise required by applicable law or the relevant Contract, all Collections received from an Obligor of any Receivable shall be applied to the Receivables of such Obligor in the order of the age of such Receivables, starting with the oldest such Receivable, unless such Obligor designates in writing its payment for application to specific Receivables; and

            (iv) if and to the extent the Administrator or the Issuer shall be required for any reason to pay over to an Obligor (or any trustee, receiver, custodian or similar official in any Insolvency Proceeding) any amount received by it hereunder, such amount shall be deemed not to have been so received but rather to have been retained by the Seller and, accordingly, the Administrator or the Issuer, as the case may be, shall have a claim against the Seller for such amount, payable immediately.

      (f) If at any time the Seller shall wish to cause the reduction of a Portion of Capital (but not to commence the liquidation, or reduction to zero, of the entire Capital of the Purchased Interest), the Seller may do so as follows:

            (i) the Seller shall give the Administrator at least five Business Days' prior written notice thereof (including the amount of such proposed reduction and the proposed date on which such reduction will commence),

            (ii) on the proposed date of commencement of such reduction and on each day thereafter, the Servicer shall cause Collections with respect to such Portion of Capital not to be reinvested pursuant to Section 1.4(b)(ii) until the amount thereof not so reinvested shall equal the desired amount of reduction, and

            (iii) the Servicer shall hold such Collections in trust for the Issuer, for payment to the Administrator on the last day of the current Settlement Period relating to such Portion

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


     of Capital, and the applicable Portion of Capital shall be deemed reduced in the amount to be paid to the Administrator only when in fact finally so paid;

provided that,

            A. the amount of any such reduction shall be not less than $1,000,000 and shall be an integral multiple of $100,000, and the entire Capital of the Purchased Interest after giving effect to such reduction shall be not less than $10,000,000 and shall be in an integral multiple of $1,000,000,

            B. the Seller shall choose a reduction amount, and the date of commencement thereof, so that to the extent practicable such reduction shall commence and conclude in the same Fixed Period, and

            C. if two or more Portions of Capital shall be outstanding at the time of any proposed reduction, such proposed reduction shall be applied, unless the Seller shall otherwise specify in the notice given pursuant to
      Section 1.4(f)(i), to the Portion of Capital with the shortest remaining Fixed Period.

      Section 1.5. Fees. The Seller shall pay to the Administrator certain fees in the amounts and on the dates set forth in a letter dated February 12, 1999 between the Seller and the Administrator delivered pursuant to Section 1 of
Exhibit II, as such letter agreement may be amended, amended and restated or otherwise modified from time to time.

      Section 1.6. Payments and Computations, Etc. (a) All amounts to be paid or deposited by the Seller or the Servicer hereunder shall be paid or deposited no later than 11:00 a.m. (San Francisco time) on the day when due in same day funds in United States dollars to the Administration Account. All amounts received after 11:00 a.m. (San Francisco time) will be deemed to have been received on the immediately succeeding Business Day.

      (b) The Seller shall, to the extent permitted by law, pay interest on any amount not paid or deposited by the Seller (whether paid by Servicer or otherwise) when due hereunder, at an interest rate equal to 2.0% per annum above the Base Rate, payable on demand.

      (c) All computations of interest under subsection (b) above and all computations of Discount, fees, and other amounts hereunder shall be made on the following basis: (i) when such computation is based on the Base Rate, and the Base Rate is determined by Bank of America's "reference rate", such computations shall be made on the basis of 365 or 366 days, as the case may be, and actual days elapsed; and (ii) all other such computations shall be made on the basis of a 360-day year and actual number of days elapsed. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of such payment or deposit.


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


      Section 1.7.  [intentionally omitted]

      Section 1.8. Increased Costs. (a) If the Administrator, the Issuer, any Purchaser, any other Program Support Provider or any of their respective
Affiliates (each an "Affected Person") determines that the existence of or compliance with (i) any law or regulation or any change therein or in the interpretation or application thereof, in each case adopted, issued or occurring after the date hereof or (ii) any request, guideline or directive from any central bank or other Governmental Authority (whether or not having the force of law) issued or occurring after the date of this Agreement affects or would affect the amount of capital required or expected to be maintained by such Affected Person and such Affected Person determines that the amount of such capital is increased by or based upon the existence of any commitment to make purchases of or otherwise to maintain the investment in Pool Receivables related to this Agreement or any related liquidity facility or credit enhancement facility and other commitments of the same type, then, upon demand by such Affected Person (with a copy to the Administrator), the Seller shall immediately pay to the Administrator, for the account of such Affected Person, from time to time as specified by such Affected Person, additional amounts sufficient to compensate such Affected Person in the light of such circumstances, to the extent that such Affected Person reasonably determines such increase in capital to be allocable to the existence of any of such commitments. A certificate as to such amounts submitted to the Seller and the Administrator by such Affected Person shall be conclusive and binding for all purposes, absent manifest error.

      (b) If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements referred to in Section 1.9) in or in the interpretation of any law or regulation or (ii) compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to any Affected Person of agreeing to purchase or purchasing, or maintaining the ownership of the Purchased Interest in respect of which Discount is computed by reference to the Eurodollar Rate, then, upon demand by such Affected Person, the Seller shall immediately pay to such Affected Person, from time to time as specified, additional amounts sufficient to compensate such Affected Person for such increased costs. A certificate as to such amounts submitted to the Seller by such Affected Person shall be conclusive and binding for all purposes, absent manifest error.

      Section 1.9. Additional Discount on Portions of Purchased Interest Bearing a Eurodollar Rate. The Seller shall pay to any Affected Person, so long as such Affected Person shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional Discount on the unpaid Capital of the applicable Portion of Capital during each Fixed Period in respect of which Discount is computed by reference to the Eurodollar Rate, for such Fixed Period, at a rate per annum equal at all times during such Fixed Period to the remainder obtained by subtracting (i) the Eurodollar Rate for such Fixed Period from (ii) the rate obtained by dividing such Eurodollar Rate referred to in clause (i) above by that percentage equal to 100% minus the Eurodollar Reserve Percentage for such Fixed Period, payable on each date on which Discount is payable on the applicable Portion of Capital. Such additional Discount shall be determined by the

Affected Person and notified to the Seller through the Administrator within 60 days after any Discount payment is made with respect to which such additional Discount is requested. A certificate as to such additional Discount submitted to the Seller by the Affected Person shall be conclusive and binding for all purposes, absent manifest error.

      Section 1.10. Requirements of Law. In the event that any Affected Person determines that the existence of or compliance with (a) any law or regulation or any change therein or in the interpretation or application thereof, in each case adopted, issued or occurring after the date hereof or (b) any request, guideline or directive from any central bank or other Governmental Authority (whether or not having the force of law) issued or occurring after the date of this
Agreement:

            (i) does or shall subject such Affected Person to any tax of any kind whatsoever with respect to this Agreement, any increase in the Purchased Interest or in the amount of Capital relating thereto, or does or shall change the basis of taxation of payments to such Affected Person on account of Collections, Discount or any other amounts payable hereunder (excluding taxes imposed on the overall net income of such Affected Person, and franchise taxes imposed on such Affected Person, by the jurisdiction under the laws of which such Affected Person is organized or has a lending office or a political subdivision thereof);

            (ii) does or shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, purchases, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Affected Person which are not otherwise included in the determination of the Eurodollar Rate or the Base Rate hereunder; or

            (iii) does or shall impose on such Affected Person any other condition;

and the result of any of the foregoing is (x) to increase the cost to such Affected Person of acting as Administrator, or of agreeing to purchase or purchasing or maintaining the ownership of undivided ownership interests with regard to the Purchased Interest (or interests therein) or any Portion of Capital in respect of which Discount is computed by reference to the Eurodollar Rate or the Base Rate or (y) to reduce any amount receivable hereunder (whether directly or indirectly) funded or maintained by reference to the Eurodollar Rate or the Base Rate, then, in any such case, upon demand by such Affected Person the Seller shall promptly pay such Affected Person any additional amounts necessary to compensate such Affected Person for such increased cost or reduced amount receivable. All such amounts shall be payable as incurred. A certificate from such Affected Person to the Seller certifying, in reasonably specific detail, the basis for, calculation of, and amount of such increased costs or reduced amount receivable shall be conclusive in the absence of manifest error; provided, however, that no Affected Person shall be required to disclose any confidential or tax planning information in any such certificate.

      Section 1.11. Inability to Determine Eurodollar Rate. In the event that the Administrator shall have determined prior to the first day of any Fixed Period (which determination shall be conclusive and binding upon the parties hereto) by reason of circumstances affecting the interbank

Eurodollar market, either (a) dollar deposits in the relevant amounts and for the relevant Fixed Period are not available, (b) adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Fixed Period or (c) the Eurodollar Rate determined pursuant hereto does not accurately reflect the cost to the Issuer (as conclusively determined by the Administrator) of maintaining any Portion of Capital during such Fixed Period, the Administrator shall promptly give telephonic notice of such determination, confirmed in writing, to the Seller prior to the first day of such Fixed Period. Upon delivery of such notice (a) no Portion of Capital shall be funded thereafter at the Alternate Rate determined by reference to the Eurodollar Rate, unless and until the Administrator shall have given notice to the Seller that the circumstances giving rise to such determination no longer exist, and (b) with respect to any outstanding Portions of Capital then funded at the Alternate Rate determined by reference to the Eurodollar Rate, such Alternate Rate shall automatically be converted to the Alternate Rate determined by reference to the Base Rate at the respective last days of the then current Fixed Periods relating to such Portions of Capital.


                                  ARTICLE II

                  REPRESENTATIONS AND WARRANTIES; COVENANTS;
                              TERMINATION EVENTS

      Section 2.1. Representations and Warranties; Covenants. Each of the Seller and the Servicer hereby makes the representations and warranties set forth in Exhibit III as of the Effective Date, and each of the Seller and the Servicer hereby agrees to perform and observe the covenants set forth in Exhibit IV.

      Section 2.2. Termination Events. If any Termination Event shall occur and be continuing, the Administrator may, by notice to the Seller, declare the Facility Termination Date to have occurred (in which case the Facility Termination Date shall be deemed to have occurred); provided that, automatically upon the occurrence of any event (without any requirement for the passage of time or the giving of notice) described in subsection (g) of Exhibit V, the Facility Termination Date shall occur. Upon any such declaration, occurrence or deemed occurrence of the Facility Termination Date, the Issuer and the Administrator shall have, in addition to the rights and remedies which they may have under this Agreement or otherwise, all other rights and remedies provided after default under the UCC and under other applicable law, which rights and remedies shall be cumulative.

                                  ARTICLE III

                                INDEMNIFICATION

      Section 3.1. Indemnities by the Seller. Without limiting any other rights that the Administrator or the Issuer or any of their respective Affiliates, employees, agents, successors, transferees or assigns (each, an "Indemnified Party") may have hereunder or under applicable law, the Seller hereby agrees to indemnify each Indemnified Party from and against any and all claims, damages, expenses, losses and liabilities (including
Attorney Costs) (all of the foregoing being collectively referred to as "Indemnified Amounts") arising out of or resulting from this Agreement (whether directly or indirectly) or the use of proceeds of purchases or reinvestments or the ownership of the Purchased Interest, or any interest therein, or in respect of any Receivable or any Contract, excluding, however, (a) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party, or (b) any overall net income taxes or franchise taxes imposed on such Indemnified Party by the jurisdiction under the laws of which such Indemnified Party is organized or any political subdivision thereof. Without limiting or being limited by the foregoing, but subject to the exclusions set forth in the preceding sentence, the Seller shall pay on demand to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from any of the following:

            (i) the failure of any Receivable included in the calculation of the Net Receivables Pool Balance as an Eligible Receivable to be an Eligible Receivable, the failure of any information contained in a Seller Report to be true and correct, or the failure of any other information provided to the Issuer or the Administrator with respect to Receivables or this Agreement to be true and correct;

            (ii) the failure of any representation or warranty or statement made or deemed made by the Seller (or any of its officers) under or in connection with this Agreement to have been true and correct in all respects when made;

            (iii) the failure by the Seller to comply with any applicable law, rule or regulation with respect to any Pool Receivable or the related Contract; or the failure of any Pool Receivable or the related Contract to conform to any such applicable law, rule or regulation;

            (iv) the failure to vest (A) in the Issuer a valid and enforceable perfected undivided percentage ownership interest, to the extent of the Purchased Interest, in the Receivables in, or purporting to be in, the Receivables Pool and the Related Security and Collections with respect thereto and (B) in the Administrator, on its behalf and on behalf of the Issuer, a first priority perfected security interest in the items described in Section 1.2(d), in each case, free and clear of any Adverse Claim;

            (v) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables in, or purporting to be in, the Receivables Pool and the Related Security and Collections in respect thereof, whether at the time of any purchase or reinvestment or at any subsequent time;

            (vi) any dispute, claim, offset, billing adjustment or defense of the Obligor to the payment of any Receivable in, or purporting to be in, the Receivables Pool (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the goods or services related to such Receivable or the furnishing or failure to furnish such goods or services or relating to collection activities with respect to such Receivable (if such collection activities were performed by the Seller or any of its Affiliates acting as Servicer or by any agent or independent contractor retained by the Seller or any of its Affiliates);

            (vii) any failure of the Seller to perform its duties or obligations in accordance with the provisions hereof or to perform its duties or obligations under the Contracts;

            (viii) any breach of warranty, products liability or other claim, investigation, litigation or proceeding arising out of or in connection with merchandise, insurance or services which are the subject of any Contract;

            (ix)  the   commingling  of  any  portion  of  Collections  of  Pool
      Receivables at any time with other funds;

            (x) any investigation, litigation or proceeding related to this Agreement or the use of proceeds of purchases or reinvestments or the ownership of the Purchased Interest or in respect of any Receivable, Related Security or Contract;

            (xi) any reduction in Capital as a result of the distribution of Collections pursuant to Section 1.4(d), in the event that all or a portion of such distributions shall thereafter be rescinded or otherwise must be returned for any reason; or

            (xii) any action or omission by the Seller which constitutes or results in the breach of any covenant or any representation and warranty made by Solectron in the Solectron Credit Agreement.

      For purposes of this Article III, in determining whether any representation or warranty or information was true and correct, any qualification or limitation in such representation and warranty or information as to materiality, material adverse effect, knowledge or limitation on enforcement shall be disregarded.

     Section 3.2. Indemnities by the Servicer. Without limiting any other rights that the Administrator or the Issuer or other Indemnified Party may have hereunder or under applicable law, the Servicer hereby agrees to indemnify each Indemnified Party from and against any and all Indemnified Amounts arising out of or resulting from the breach by the Servicer of any of the covenants or representations and warranties made by it herein or in any other Transaction Document or from the negligence, willful misconduct or bad faith of the Servicer in the performance of its duties hereunder or under any other Transaction Document.

      Section 3.3. Contribution. If for any reason the indemnification provided above in this Article III is unavailable to an Indemnified Party or is insufficient to hold an Indemnified Party harmless, then the Seller or the Servicer, as the case may be, shall contribute to the maximum amount payable or paid to such Indemnified Party in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and the Seller or the Servicer, as the case may be, on the other hand, but also the relative fault of such Indemnified Party (if any) and the Seller or the Servicer, as the case may be, and any other relevant equitable considerations.


                                  ARTICLE IV

                        ADMINISTRATION AND COLLECTIONS

      Section 4.1. Appointment of Servicer. (a) The servicing, administering and collection of the Pool Receivables shall be conducted by the Person so designated from time to time as Servicer in accordance with this Section 4.1.
Until the Administrator gives notice to the Seller and the Servicer (in accordance with this Section 4.1) of the designation of a new Servicer, Solectron is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms hereof. Upon the occurrence and during the continuation of (i) any Unmatured Termination Event or Termination Event or (ii) at any time when the Rated Long Term Debt of Solectron is not rated at least Investment Grade or (iii) any event that materially and adversely affects the Servicer's ability to perform its obligations hereunder or the collectibility of the Receivables, the Administrator may designate as Servicer any Person (including itself) to succeed Solectron or any successor Servicer, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Servicer pursuant to the terms hereof.

      (b) Upon the designation of a successor Servicer as set forth in Section 4.1(a) hereof, Solectron (or any successor Servicer) agrees that it will terminate its activities as Servicer hereunder in a manner which the Administrator determines will facilitate the transition of the performance of such activities to the new Servicer, and Solectron shall cooperate with and assist such new Servicer. Such cooperation shall include (without limitation) access to and transfer of records and use by the new Servicer of all books, records, other relevant data, licenses, hardware or software necessary or desirable to collect the Pool Receivables and the Related Security.

      (c) Solectron acknowledges that the Administrator and the Issuer have relied on Solectron's agreement to act as Servicer hereunder in making their decision to execute and deliver this Agreement. Accordingly, Solectron agrees that it will not voluntarily resign as Servicer and the Seller agrees that it will not terminate Solectron as Servicer without the prior written consent of the Administrator.

      (d) The Servicer may delegate its duties and obligations hereunder to any subservicer (each, a "Sub-Servicer"); provided that, in each such delegation,
(i) such Sub-Servicer shall agree in writing to perform the duties and obligations of the Servicer pursuant to the terms hereof, (ii) the Servicer shall remain primarily liable to the Issuer for the performance of the duties and obligations so delegated, (iii) the Seller, the Administrator and the Issuer shall have the right to look solely to the Servicer for performance and (iv) the terms of any agreement with any Sub-Servicer shall provide that the Administrator may terminate such agreement upon the termination of the Servicer hereunder by giving notice of its desire to terminate such agreement to the Servicer (and the Servicer shall provide appropriate notice to such Sub-Servicer). In accordance with the requirements set forth in this Section 4.1(d)(i) through (iv), the Servicer hereby delegates its duties and obligations as to the Receivables originated by Solectron Technology, Inc. to Solectron Technology, Inc. and Solectron Technology, Inc. hereby agrees to perform such duties and obligations pursuant to the terms hereof. In accordance with the requirements set forth in this Section 4.1(d)(i) through (iv), the Servicer hereby delegates its duties and obligations as to the Receivables originated by Solectron California
Corporation to Solectron California Corporation and Solectron California Corporation hereby agrees to perform such duties and obligations pursuant to the terms hereof.

      Section 4.2. Duties of Servicer. (a) The Servicer shall take or cause to be taken all such action as may be necessary or advisable to collect each Pool Receivable from time to time, all in accordance with this Agreement and all applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy. The Servicer shall set aside (and, if applicable, segregate) and hold in trust for the accounts of the Seller and the Issuer the amount of the Collections to which each is entitled in accordance with Article I hereto. The Servicer may, in accordance with the Credit and Collection Policy, extend the maturity of any Pool Receivable (but not beyond thirty (30) days) and extend the maturity or adjust the Outstanding Balance of any Defaulted Receivable as the Servicer may determine to be appropriate to maximize Collections thereof; provided, however, that (i) such extension or adjustment shall not alter the status of such Pool Receivable as a Delinquent Receivable or a Defaulted Receivable or limit the rights of the Issuer or the Administrator under this Agreement and (ii) if a Termination Event has occurred and is continuing and Solectron is still serving as Servicer, Solectron may make such extension or adjustment only upon the prior written approval of the Administrator. The Seller shall deliver (and shall cause each Originator to deliver) to the Servicer and the Servicer shall hold for the benefit of the Seller and the Administrator (for the benefit of the Issuer and individually) in accordance with their respective interests, all records and documents (including without limitation computer tapes or disks) with respect to each Pool Receivable. Notwithstanding anything to the contrary contained herein, the Administrator may direct the Servicer (whether the Servicer is Solectron or any other Person) to commence or settle any legal action to enforce collection of any Pool Receivable or to foreclose upon or repossess any Related Security; provided, however, that no such direction may be given unless a Termination Event has occurred and is continuing.

      (b) The Servicer shall as soon as practicable following actual receipt of collected funds turn over to the Seller the collections of any indebtedness that is not a Pool Receivable, less, in the event that Solectron or one of its Affiliates is not the Servicer, all reasonable and appropriate out-of-pocket costs and expenses of such Servicer of servicing, collecting and administering such collections; provided, however, the Servicer shall not be under any obligation to remit any such funds to the Seller unless and until the Servicer has received from the Seller evidence satisfactory to the Administrator and the Servicer that the Seller is entitled to such funds hereunder and under applicable law. The Servicer, if other than Solectron or one of its Affiliates, shall as soon as practicable upon demand, deliver to the Seller all records in its possession which evidence or relate to any indebtedness that is not a Pool Receivable, and copies of records in its possession which evidence or relate to any indebtedness that is a Pool Receivable.

      (c) Notwithstanding anything to the contrary contained in this Article IV, the Servicer, if not Solectron or one of its Affiliates, shall have no obligation to collect, enforce or take any other action described in this
Article IV with respect to any indebtedness that is not a Pool Receivable other than to deliver to the Seller the collections and documents with respect to any such indebtedness as described in Section 4.2(b). It is expressly understood and agreed by the parties that such Servicer's duties in respect of any indebtedness that is not a Pool Receivable are set forth in this Section 4.2 in their entirety. Upon delivery by such Servicer of funds or records relating to any indebtedness that is not a Pool Receivable to the Seller, such Servicer shall have discharged in full all of its responsibilities to make any such delivery.

      (d) The Servicer's obligations (other than indemnity obligations) hereunder shall terminate on the later of (i) the Facility Termination Date and
(ii) the date on which all amounts required to be paid to the Issuer, the Administrator and any other Indemnified Party or Affected Person hereunder shall have been paid in full. After such termination, the Servicer shall promptly deliver to the Seller all books, records and related materials that the Seller previously provided to the Servicer in connection with this Agreement.

      Section 4.3. Lock-Box Arrangements. On or prior to February 26, 1999, to the extent requested by the Administrator, the Seller shall enter into Lock-Box Agreements with all of the Lock-Box Banks to reflect the changes incorporated in the Purchase and Sale Agreement and this Agreement and shall deliver original counterparts thereof to the Administrator. Upon the occurrence and during the continuance of a Termination Event, the Administrator may at any time thereafter
(i) give notice to each Lock-Box Bank that the Administrator is assuming exclusive ownership and control of the Lock-Box Accounts, and (ii) take any or all other actions permitted under the applicable Lock-Box Agreement or under applicable law, including causing the proceeds that are sent to the respective Lock-Box Accounts to be redirected pursuant to the Administrator's instructions rather than deposited in the applicable Lock-Box Account. Each of the Seller and the Servicer hereby agrees that if the Administrator, at any time, takes any action set forth in the preceding sentence, the Administrator shall have exclusive control of the proceeds (including Collections) of all Pool Receivables and each of the Seller and the Servicer hereby further agrees to take any other action that the Administrator may reasonably request to transfer such control. Any proceeds of Pool Receivables received by the Seller or the Servicer thereafter shall be sent immediately to the Administrator. The parties hereto hereby acknowledge that if at any time the Administrator takes control of any Lock-Box Account, the Administrator shall not have any rights to the funds therein in excess of the unpaid amounts due to the Administrator, the Issuer or any other Person hereunder and the Administrator shall distribute or cause to be distributed such funds in accordance with Section 4.2(b) hereof (including the proviso thereto) and Article I hereof (in each case as if such funds were held by the Servicer thereunder); provided, however, that the Administrator shall not be under any obligation to remit any such funds to the Seller or any other Person unless and until the Administrator has received from the Seller or such Person evidence satisfactory to the Administrator that the Seller or such Person is entitled to such funds hereunder and under applicable law.

     Section 4.4. Enforcement Rights. (a) At any time following the occurrence of a Termination Event or the designation of a Servicer (other than Solectron or any of its Affiliates) pursuant to Section 4.1 hereof:

            (i) the Administrator may direct the Obligors that payment of all amounts payable under any Pool Receivable be made directly to the Administrator or its designee;

            (ii) the Administrator may instruct the Seller to give notice of the Issuer's interest in Pool Receivables to each Obligor, which notice shall direct that payments be made directly to the Administrator or its designee, and upon such instruction from the Administrator the Seller shall give such notice at the expense of the Seller; provided, that if the Seller fails to so notify each Obligor, the Administrator may so notify the Obligors; and

            (iii) the Administrator may request the Seller to, and upon such request the Seller shall, (A) assemble all of the records necessary or desirable to collect the Pool Receivables and the Related Assets, and transfer or license the use of, to the new Servicer, all software necessary or desirable to collect the Pool Receivables and the Related Assets, and make the same available to the Administrator or its designee at a place selected by the Administrator, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections with respect to the Pool Receivables in a manner acceptable to the Administrator and, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Administrator or its designee.

      (b) Upon the  occurrence  and during  the  continuation  of any  Unmatured
Termination Event or Termination Event or any event that materially and adversely affects the Servicer's ability to perform its obligations hereunder or the collectibility of the Receivables, the Seller hereby authorizes the Administrator, and irrevocably appoints the Administrator as its attorney-in-fact with full power of substitution and with full authority in the place and stead of the Seller, which appointment is coupled with an interest, to take any and all steps in the name of the Seller and on behalf of the Seller necessary or desirable, in the determination of the Administrator, to collect any and all amounts or portions thereof due under any and all Pool Receivables or Related Assets, including, without limitation, endorsing the name of the Seller on checks and other instruments representing Collections and enforcing such Pool Receivables and Related Assets. Notwithstanding anything to the contrary contained in this subsection (b), none of the powers conferred upon such attorney-in-fact pursuant to the immediately preceding sentence shall subject such attorney-in-fact to any liability if any action taken by it shall prove to be inadequate or invalid, nor shall they confer any obligations upon such attorney-in-fact in any manner whatsoever.

      Section 4.5. Responsibilities of the Seller and Servicer. (a) Anything herein to the contrary notwithstanding, Solectron shall cause each Originator to perform all of its obligations under the Contracts related to the Pool Receivables to the same extent as if interests in such Pool Receivables had not been transferred hereunder and the exercise by the Administrator or the Issuer of its rights hereunder shall not relieve Solectron or such Originator from such obligations, and the Seller shall pay when due any taxes, including, without limitation, any sales taxes payable in connection with the Pool Receivables and their creation and satisfaction. The Administrator and the Issuer shall not have any obligation or liability with respect to any Pool Receivable or any Related Assets, nor shall any of them be obligated to perform any of the obligations of the Seller or Solectron or each Originator under any of the foregoing.

      (b) Solectron hereby irrevocably agrees that if at any time it shall cease to be the Servicer hereunder, it shall act (if the then current Servicer so requests) as the data-processing agent of the Servicer and, in such capacity, Solectron shall conduct the data-processing functions of the administration of the Receivables and the Collections thereon in substantially the same way that Solectron conducted such data-processing functions while it acted as the Servicer.

      Section 4.6. Servicing Fee. For so long as the Servicer is Solectron or an Affiliate of Solectron, the Servicer shall be paid a fee, through distributions contemplated by Section 1.4(d), equal to 0.50% per annum of the average outstanding Capital. If the Servicer is not Solectron or an Affiliate of Solectron, then the Servicer shall be paid a fee, through distributions contemplated by Section 1.4(d), in an amount negotiated in good faith by such Servicer and by the Administrator in the Administrator's sole discretion (which fee shall be based on a per annum percentage rate agreed upon by such Servicer and the Administrator).

                                   ARTICLE V

                                 MISCELLANEOUS

      Section 5.1. Amendments, Etc. No amendment or waiver of any provision of this Agreement or consent to any departure by the Seller or Servicer therefrom shall be effective unless in a writing signed by the Administrator, and, in the case of any amendment, by the Seller and the Servicer and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Issuer or Administrator to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

      Section 5.2. Notices, Etc. All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile communication) and sent or delivered, to each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. Notices and communications by facsimile shall be effective when sent (and shall be followed by hard copy sent by first class mail), and notices and communications sent by other means shall be effective when received.

      Section 5.3. Assignability. (a) This Agreement and the Issuer's rights and obligations herein (including ownership of the Purchased Interest) shall be assignable, in whole or in part, by the Issuer and its successors and assigns with the prior written consent of the Seller; provided, however, that such consent shall not be unreasonably withheld; and provided, further, however, that no such consent shall be required if the assignment is made to Bank of America, any Affiliate of Bank of America (other than a director or officer of Bank of America), any Purchaser or other Program Support Provider or any Person which is
(i) in the business of issuing short-term promissory notes and (ii) associated with or administered by Bank of America or any Affiliate of Bank of America. Each assignor may, in connection with the assignment, disclose to the applicable assignee any information relating to Solectron, the Seller or the Pool Receivables furnished to such assignor by or on behalf of Solectron, the Seller, the Issuer or the Administrator.

      (b) The Issuer may at any time grant to one or more banks or other institutions (each a "Purchaser") party to the Liquidity Asset Purchase Agreement or to any other Program Support Provider participating interests in the Purchased Interest. In the event of any such grant by the Issuer of a participating interest to a Purchaser or other Program Support Provider, the Issuer shall remain responsible for the performance of its obligations hereunder. The Seller agrees that each Purchaser or other Program Support Provider shall be entitled to the benefits of Sections 1.8, 1.9 and 1.10 with respect to its participating interest.

      (c) This Agreement and the rights and obligations of the Administrator hereunder shall be assignable, in whole or in part, by the Administrator and its successors and assigns.

      (d) Except as provided in Section 4.1(d), neither the Seller nor the Servicer may assign its rights or delegate its obligations hereunder or any interest herein without the prior written consent of the Administrator.

      (e) Without limiting any other rights that may be available under applicable law, the rights of the Issuer may be enforced through it or by its agents.

      Section 5.4. Costs, Expenses and Taxes. (a) In addition to the rights of indemnification granted under Section 3.1 hereof, the Seller agrees to pay on demand all costs and expenses in connection with the preparation, execution, delivery and administration (including, without limitation, periodic auditing of Pool Receivables) of this Agreement, the Purchase and Sale Agreement, the Liquidity Asset Purchase Agreement, any asset purchase agreement, reimbursement agreement, letter of credit or similar agreement relating to the sale or transfer of interests in Purchased Interests and the other documents and agreements to be delivered hereunder, and of any amendment, modification or waiver of any of the foregoing, including, without limitation, Attorney Costs for the Administrator, the Issuer and their respective Affiliates and agents with respect thereto and with respect to advising the Administrator, the Issuer and their respective Affiliates and agents as to their rights and remedies under this Agreement and the other Transaction Documents, and all costs and expenses, if any (including, without limitation, Attorney Costs), of the Administrator, the Issuer and their respective Affiliates and agents, in connection with the enforcement of this Agreement and the other Transaction Documents.

      (b) In addition, the Seller shall pay on demand any and all stamp and other taxes and fees payable in connection with the execution, delivery, filing and recording of this Agreement or the other documents or agreements to be delivered hereunder, and agrees to save each Indemnified Party harmless from and against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

      Section 5.5. No Proceedings; Limitation on Payments. Each of the Seller, the Servicer, the Administrator, each assignee of the Purchased Interest or any interest therein and each Person which enters into a commitment to purchase the Purchased Interest or interests therein hereby covenants and agrees that it will not institute against, or join any other Person in instituting against, the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and one day after the latest maturing Note issued by the Issuer is paid in full.

      Section 5.6. Confidentiality. Unless otherwise required by applicable law, the Seller and the Servicer each agree to maintain the confidentiality of this Agreement and the other Transaction Documents (and all drafts thereof) in communications with third parties and otherwise; provided that this Agreement may be disclosed to (a) third parties to the extent such disclosure is made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to the Administrator, and (b) the Seller's legal counsel and auditors if they agree to hold it confidential.

      Section 5.7. GOVERNING LAW AND JURISDICTION. (a)THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF ILLINOIS (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF), EXCEPT TO THE EXTENT THAT THE PERFECTION (OR THE EFFECT OF PERFECTION OR NON-PERFECTION) OF THE INTERESTS OF THE ISSUER IN THE POOL RECEIVABLES, AND THE OTHER ITEMS DESCRIBED IN SECTION 1.2(d), IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF ILLINOIS.

            (b) EACH SOLECTRON PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT OF THE NORTHERN DISTRICT OF ILLINOIS, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH ILLINOIS STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT IN

ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATOR OR THE ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT AGAINST ANY SOLECTRON PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION. EACH SOLECTRON PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT IN ANY COURT REFERRED TO IN THIS CLAUSE (b). EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT. EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 5.2. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

      Section 5.8. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

      Section 5.9. Survival of Termination. The provisions of Sections 1.8, 1.9, 1.10, 3.1, 3.2, 5.4, 5.5, 5.6, 5.7 , 5.10 and 5.13 (and this Section 5.9) shall survive any termination of this Agreement except that the provisions of Sections 1.8, 1.9 and 1.10 shall survive only for a period of six months following such termination; provided that the lapse of such six month period shall not limit or prevent the effectiveness of any request or demand for payment under Section 1.8, 1.9 or 1.10 which has made prior to the end of such six month period.

     Section 5.10. WAIVER OF JURY TRIAL. THE ISSUER, THE SELLER, THE SERVICER AND THE ADMINISTRATOR EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR INDEMNIFIED PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE ISSUER, THE SELLER, THE SERVICER AND THE ADMINISTRATOR EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING

THE FOREGOING, EACH OF THE PARTIES HERETO FURTHER AGREES THAT ITS RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT OR ANY PROVISION HEREOF OF THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, AMENDMENTS AND RESTATEMENTS, OR MODIFICATIONS TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT (INCLUDING WITHOUT LIMITATION ANY EXTENSION OF THE FACILITY TERMINATION DATE).

      Section 5.11. Entire Agreement. This Agreement embodies the entire agreement and understanding between the Issuer, the Seller, the Servicer and the Administrator, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof, except for that certain letter referred to in Section 1.5. The Exhibits, Schedules and Annex to this Agreement shall be deemed incorporated into this Agreement as if set forth herein.

     Section 5.12. Headings. The captions and headings of this Agreement and in any Exhibit, Schedule or Annex hereto are for convenience of reference only and shall not affect the interpretation hereof or thereof.

      Section 5.13. Issuer's Liabilities. The obligations of the Issuer under this Agreement are solely the corporate obligations of the Issuer. No recourse shall be had for any obligation or claim arising out of or based upon this Agreement against MLMMI or against any stockholder, employee, officer, director or incorporator of the Issuer. For purposes of this paragraph, "MLMMI" shall mean and include Merrill Lynch Money Markets, Inc. and all affiliates thereof and any employee, officer, director, incorporator, shareholder or beneficial owner of any of them; provided, however, that the Issuer shall not be considered to be an affiliate of MLMMI; and provided, further, that this Section 5.13 shall not relieve any such Person of any liability it might otherwise have for its own gross negligence or willful misconduct. The agreements provided in this Section
5.13 shall survive termination of this Agreement.

      Section 5.14. Purchase and Sale Agreement. In consideration of the obligations of the Issuer now or hereafter arising under this Agreement, the Seller hereby sells and assigns to the Administrator, for its benefit and the benefit of the Issuer, without any formal or other instrument of assignment all of the Seller's right, title and interest in, to and under the Purchase and Sale Agreement and the other Transaction Documents, and all rights, remedies, powers, privileges and claims of the Seller under the Purchase and Sale Agreement and the other Transaction Documents (whether arising pursuant to the terms of the Purchase and Sale Agreement (including Article VI of the Purchase and Sale Agreement) and the other Transaction Documents or otherwise available to the Seller at law or in equity) whether against any Originator, the Guarantor or otherwise, including without limitation, (i) the right of the Seller, at any time, to enforce the Purchase and Sale Agreement and any other Transaction Documents against each Originator and the Servicer, (ii) the right to appoint a successor to the Servicer, (iii) the right, at any time, to give or withhold any and all consents, requests, notices, directions, approvals, demands, extensions or waivers under or with respect to the Purchase and Sale Agreement, any other Transaction Document or the obligations in respect of each Originator or Guarantor thereunder to the same extent as the Seller may do, and
(iv) all of the Seller's rights, remedies, powers, privileges, and claims under or with respect to the Purchase and Sale Agreement and the other Transaction Documents (whether arising pursuant to the terms of the Purchase and Sale Agreement or any other Transaction Document or otherwise available at law or in equity). Notwithstanding the foregoing, the Seller shall nevertheless be permitted to give all consents, requests, notices, directions, approvals, demands, extensions or waivers, if any, which are required by the specific terms of the Purchase and Sale Agreement and the other Transaction Documents to be given by the Seller, unless the Administrator shall otherwise direct the Seller. The assignment pursuant to the first sentence of this Section 5.14 shall not relieve the Seller, any Originator, the Guarantor or Solectron from (or require the Issuer or the Administrator to undertake) the performance of any term, covenant or agreement on the part of the Seller, any Originator, the Guarantor or Solectron to be performed or observed under or in connection with the Purchase and Sale Agreement and the other Transaction Documents, any Pool Receivable or any Related Security. The Administrator and the Issuer acknowledge that the Seller may also grant an assignment as described in the first sentence of this Section 5.14, to the Parallel Purchase Administrator, for its benefit and the benefit of the Parallel Purchasers, under the Parallel Purchase Agreement and that the respective rights of the Administrator, the Issuer, the Parallel Purchase Administrator and the Parallel Purchasers with respect thereto shall be governed by the Intercreditor Agreement.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                          SOLECTRON FUNDING CORPORATION


                                    By: /s/ Susan A. Wang
                                    Name: Susan A. Wang
                                    Title: President

                                    847 Gibraltar Drive
                                    Building 5
                                    Milpitas, California  95035
                                    Attention:  Treasurer
                                    Telephone:  (408) 956-6577
                                    Facsimile:  (408) 956-6062



                                    SOLECTRON CORPORATION, in its individual
                                      capacity and as initial Servicer


                                    By: /s/ Susan A. Wang
                                    Name: Susan A. Wang
                                    Title: Sr. Vice President, CFO and Secy.

                                    847 Gibraltar Drive
                                    Building 5
                                    Milpitas, California  95035
                                    Attention:  Treasurer
                                    Telephone No. (408) 956-6577
                                    Facsimile No. (408) 956-6062

                                    SOLECTRON TECHNOLOGY, INC., as Sub-Servicer


                                    By: /s/ Robert Aeschliman
                                    Name: Robert Aeschliman
                                    Title: Assistant Secretary

                                    6800 Solectron Drive
                                    Charlotte, North Carolina 28262

                                   Attention: _____________________
                                   Telephone No.: _________________
                                   Facsimile No.: __________________



                                   SOLECTRON CALIFORNIA CORPORATION,
                                   as Sub-Servicer


                                    By: /s/ Susan A. Wang
                                    Name: Susan A. Wang
                                    Title: Chief Financial Officer and Secy.


                                    847 Gibraltar Drive
                                    Building 5
                                    Milpitas, California  95035
                                    Attention:  Treasurer
                                    Telephone No. (408) 956-6577
                                    Facsimile No. (408) 956-6062

                               QUINCY CAPITAL CORPORATION


                                   By:/s/ Juliana C. Johnson
                                   Name:  Juliana C. Johnson
                                   Title:   Vice President
                                    c/o AMACAR Group LLC
                                    6707 Fairview Road
                                    Charlotte, North Carolina 28210

                                   Attention: Elizabeth Eldredge
                                   Telephone No. (704) 365-0569
                                   Facsimile No. (704) 365-1362

                                    with a copy to:

                                    Bank of America National Trust
                                    and Savings Association
                                    231 South LaSalle Street
                                    Chicago, Illinois  60697
                                    Attention: John Svolos
                                    Telephone No. (312) 828-6220
                                    Facsimile No. (312) 923-0273

                              BANK OF AMERICA NATIONAL TRUST AND
                              SAVINGS ASSOCIATION, as Administrator


                                    By:    /s/ Erle R.L. Archer
                                    Name:   Erle R.L. Archer

                                    231 South LaSalle Street
                                    Chicago, Illinois 60697
                                    Attention: John Svolos
                                   Telephone No. (312) 828-6220
                                   Facsimile No. (312) 923-0273

                                   EXHIBIT I

                                  DEFINITIONS


      As used in the foregoing Second Amended and Restated Receivables Purchase Agreement (including (i) in its Exhibits and (ii) in any other Transaction Document that refers to the definitions set forth in this Exhibit)), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined). Unless otherwise indicated, all Section, Annex, Exhibit and Schedule references in this Exhibit are to Sections of and Annexes, Exhibits and Schedules to the Agreement.

            "Administration Account" means the special account (account number 47-03421) of the Issuer maintained at the office of Bank of America at 231 South LaSalle Street, or such other account as may be so designated in writing from time to time by the Administrator to the Seller and the Servicer.

          "Administrator" has the meaning set forth in the preamble to the Agreement.

            "Adverse   Claim"   means  a  Lien,   security   interest  or  other
encumbrance, it being understood that a Lien, security interest or other encumbrance, in favor of the Issuer or Parallel Purchaser or the Administrator or the Parallel Purchase Administrator shall not constitute an Adverse Claim.

            "Affected Person" has the meaning set forth in  Section 1.8.

            "Affiliate" means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person, except that with respect to the Issuer, Affiliate shall mean the holder(s) of its capital stock.

            "Agreement" means the Second Amended and Restated Receivables Purchase Agreement dated as of February 22, 1999 among Solectron Funding Corporation, as Seller, Solectron Corporation, individually and as Servicer, Quincy Capital Corporation, as Issuer and Bank of America National Trust and Savings Association, as Administrator, as the same may be amended, supplemented or otherwise modified from time to time.

            "Alternate Rate" for any Fixed Period for any Portion of Capital of the Purchased Interest means an interest rate per annum equal to (a) 0.55% per annum above the Eurodollar Rate for such Fixed Period (or, if such Portion of Capital has been funded for three consecutive one-month Fixed Periods at an Alternate Rate based upon the Eurodollar Rate, 0.625% per annum above the Eurodollar Rate for such Fixed Period) or (b) the Base Rate for such Fixed Period; provided, however, that in the case of

            (i) any Fixed Period on or prior to the first day of which the Administrator shall have been notified by the Issuer or a Purchaser or other Program Support Provider that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for the Issuer or such Purchaser or other Program Support Provider to fund any Portion of Capital (based on the Eurodollar Rate) set forth above (and the Issuer or such Purchaser or other Program Support Provider shall not have subsequently notified the Administrator that such circumstances no longer exist),

            (ii) any Fixed Period of one to (and including) 13 days,

            (iii) any Fixed Period as to which the Administrator does not receive notice, by no later than 11:00 a.m.(San Francisco time) on (w) the Business Day preceding the first day of such Fixed Period that the Seller desires that the related Portion of Capital be funded at the CP Rate, (x) the third Business Day preceding the first day of such Fixed Period that the Seller desires that the related Portion of Capital be funded at the Alternate Rate and based on the Eurodollar Rate, or (y) the Seller has given the notice contemplated by clause (w) of this clause (iii) and the Administrator shall have notified the Seller that funding the related Portion of Capital at the CP Rate is unacceptable to the Issuer due to market conditions, or

            (iv) any Fixed Period relating to a Portion of Capital which is less than $1,000,000,

the "Alternate Rate" for each such Fixed Period shall be an interest rate per annum equal to the Base Rate in effect on each day of such Fixed Period. The "Alternate Rate" for any Termination Day shall be an interest rate equal to 2% per annum above the Base Rate in effect on such day.

            "Amended and Restated Receivables Purchase Agreement" means the Amended and Restated Receivables Purchase Agreement dated as of October 31, 1998 among Solectron Funding Corporation, as Seller, Solectron Corporation, individually and as Servicer, Receivables Capital Corporation, as Issuer and Bank of America National Trust and Savings Association, as Administrator, as amended, supplemented or otherwise modified in accordance with its terms and in effect immediately prior to the effectiveness of the Agreement.

            "Applicable Concentration Percentage" for any Obligor means at any time (i) 16.0% if such obligor is a Special Obligor; (ii) 12.0% if (A) its Rated Long Term Debt is rated at least AA- or Aa3 or its Rated Short Term Debt is rated at least A-1+ or P-1, in each case by Standard & Poor's or Moody's, respectively or (B) such Obligor is a Designated Obligor; (iii) 8.0% if its Rated Long Term Debt is rated at least BBB+ or Baa1 or its Rated Short Term Debt is rated at least A-2 or P-2, in each case by Standard & Poor's or Moody's, respectively; (iv) 6.0% if its Rated Long Term Debt is rated at least Investment Grade; and (v) the Normal Concentration Percentage if such Obligor has no outstanding Investment Grade Rated Long Term Debt; provided, that the Administrator may at any time, by written notice to the Servicer, reduce the Applicable Concentration Percentage for any Obligor to the Normal Concentration
Percentage   if  the   Administrator   determines   in  good   faith   that
the creditworthiness of such Obligor is not sufficient to support a concentration percentage greater than the Normal Concentration Percentage.

            "Attorney   Costs"  means  and  includes  all  reasonable  fees  and
disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

            "Average Maturity" means at any time that period of days equal to the average maturity of the Pool Receivables calculated by the Servicer in the then most recent Seller Report; provided that if the Administrator shall have a reasonable basis to disagree with any such calculation, the Administrator may recalculate such Average Maturity, and any such recalculation shall be prima facie evidence of such Average Maturity.

            "Bank of America" means Bank of America National Trust and Savings Association, a national banking association.

     "Bankruptcy Code" means the United States Bankruptcy Reform Act of 1978 (11 U.S.C.ss. 101, et seq.), as amended from time to time.

            "Base Rate" means for any day, a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the higher of:

            (a) the rate of interest in effect for such day as publicly announced from time to time by Bank of America in San Francisco, California, as its "reference rate." It is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate; and

            (b)   0.50% per annum above the latest Federal Funds Rate.

            "Business Day" means any day on which (i) banks are not authorized or required to close in Chicago, New York City or San Francisco and (ii) if this definition of "Business Day" is utilized in connection with the Eurodollar Rate, dealings are carried out in the London interbank market.

            "Capital" means with respect to each of the Agreement and the Parallel Asset Purchase Agreement, as applicable, the amount paid to the Seller in respect of the Purchased Interest by the Issuer or the Parallel Purchasers pursuant to the Agreement or the Parallel Asset Purchase Agreement, as applicable, in each case reduced from time to time by Collections distributed and applied on account of such Capital pursuant to Section 1.4(d) of the Agreement or the Parallel Purchase Agreement, as applicable, and increased from time to time by reinvestments pursuant to Section 1.4(b)(ii) of the Agreement or the Parallel Asset Purchase Agreement, as applicable; provided, that if such Capital shall have been reduced by any distribution and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Capital shall be increased by the amount of such rescinded or returned distribution, as though it had not been made. The amount of Capital outstanding under each of the Agreement or the Parallel Asset Purchase Agreement, as the case may be, shall be computed separately for each such agreement by reference to the amount paid to the Seller under such agreement in respect of the separately computed Purchased Interest acquired by the Issuer under the Agreement or the Parallel Purchasers under the Parallel Asset Purchase Agreement.

            "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under generally accepted accounting principles, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with generally accepted accounting principles.

          "Change   of   Control"   means  any  of  the   following   events  or
     circumstances:

            (a) any Person or "group" (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) shall either (i) acquire beneficial ownership of more than 35% of any outstanding class of common stock of Solectron having ordinary voting power in the election of directors of Solectron or (ii) obtain the power (whether or not exercised) to elect a majority of Solectron's directors;

            (b) Solectron or the Seller shall (i) merge with any other Person and not be the surviving company or (ii) sell all or substantially all of its assets to another Person;

            (c) any Person or "group" (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) other than Solectron or any of its subsidiaries shall either (i) acquire beneficial ownership of more than 35% of any outstanding class of common stock of Solectron California or Solectron Technology, Inc. or (ii) obtain the power (whether or not exercised) to elect a majority of either Solectron California's or Solectron Technology's directors; or

            (d) a majority of the Board of Directors of Solectron shall not be Continuing Directors. As used in this definition, "Continuing Directors" shall mean the directors of Solectron on the date of this Agreement and each other director of Solectron, if such other director's nomination for election to the Board of Directors of Solectron is recommended by a majority of the then Continuing Directors.

            "Collections" means, with respect to any Pool Receivable, (a) all funds (regardless of whether in the form of cash, checks, money orders, wire transfers, money-grams or otherwise) which are received by an Originator, the Seller, the Servicer or the Administrator in payment of any amounts owed in respect of such Receivable (including, without limitation, purchase price, finance charges, interest and all other charges), or applied to amounts owed in respect of such Receivable

(including, without limitation, insurance payments and net proceeds of the sale or other disposition of repossessed goods or other collateral or property of the related Obligor or any other Person directly or indirectly liable for the payment of such Pool Receivable and available to be applied thereon), (b) all amounts deemed to have been received pursuant to Section 1.4(e) of the Agreement or the Parallel Purchase Agreement or Section 1.8 of the Purchase and Sale Agreement and (c) all other proceeds of such Receivable (regardless of whether in the form of cash, checks, money orders, wire transfers, money-grams or otherwise).

            "Contract" means, with respect to any Receivable, any and all contracts, understandings, instruments, agreements, leases, invoices, notes, or other writings pursuant to which such Receivable arises or which evidences such Receivable or under which an Obligor becomes or is obligated to make payment in respect of such Receivable.

            "CP Rate" for any Fixed Period for any Portion of Capital of the Purchased Interest means, to the extent the Issuer funds such Portion of Capital for such Fixed Period by issuing Notes, the per annum rate equivalent to the "weighted average cost" (as defined below) related to the issuance of Notes that are allocated, in whole or in part, by the Issuer or the Administrator to fund or maintain such Portion of Capital (and which may also be allocated in part to the funding of other Portions of Capital hereunder or of other assets of the Issuer); provided, however, that if any component of such rate is a discount rate, in calculating the "CP Rate" for such Portion of Capital for such Fixed Period, the Issuer shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum. As used in this definition, the Issuer's "weighted average cost" shall consist of (w) the actual interest rate (or discount) paid to purchasers of the Issuer's Notes, together with the commissions of placement agents and dealers in respect of such Notes, to the extent such commissions are allocated, in whole or in part, to such Notes by the Issuer or the Administrator, (x) certain documentation and transaction costs associated with the issuance of such Notes,
(y) any incremental carrying costs incurred with respect to Notes maturing on dates other than those on which corresponding funds are received by the Issuer, and (z) other borrowings by the Issuer (other than under any Program Support Agreement), including borrowings to fund small or odd dollar amounts that are not easily accommodated in the commercial paper market.

            "Credit and Collection Policy" means those receivables credit and collection policies and practices in effect on the date of the Agreement and described in Schedule I hereto, as modified in compliance with the Agreement.

            "Defaulted Receivable" means a Receivable:

            (i) as to which any payment, or part thereof, remains unpaid for at least 151 days from the original customer billing date for such payment;

            (ii) as to which the Obligor thereof or any other Person obligated thereon or owning any Related Security in respect thereof has taken any action, or suffered any event to occur, of the type described in paragraph
      (g) of Exhibit V hereto; or

            (iii) (a) which, consistent with the Credit and Collection Policy, would be written off as uncollectible or (b) which has been written off as uncollectible.

            "Delinquency Ratio" means the ratio (expressed as a percentage) computed as of each Month-End Date having (a) a numerator that is equal to the aggregate Outstanding Balance of Delinquent Receivables as of that Month-End Date and (b) a denominator that is the aggregate Outstanding Balance of Receivables as of that Month-End Date.

            "Delinquent Receivable" means any Receivable that is not a Defaulted Receivable as to which any payment, or part thereof, remains unpaid for at least 91 days from the original customer billing date for such Receivable.

            "Designated Obligor" means, as of the date hereof, Cisco Systems, Inc. and Sun Microsystems, Inc., and thereafter, shall include any other Obligor designated as such in writing by the Administrator to the Servicer, until such time as the Administrator shall have notified the Servicer in writing that such Obligor is no longer a Designated Obligor hereunder (it being understood that the Administrator shall not notify the Servicer that an Obligor is no longer a Designated Obligor absent a good-faith determination on its part that such Obligor's credit has declined).

            "Dilution Horizon Variable" means, at any time, a ratio having (a) a numerator equal to the sum of the aggregate amounts payable pursuant to invoices giving rise to Receivables (without giving effect to any payments received with respect to such invoices) and generated by the Originators during the calendar month ending on the most recent Month-End Date and (b) a denominator equal to the aggregate Outstanding Balance of all Eligible Receivables as of the most recent Month-End Date.

            "Dilution Percentage" means, for any calendar month, the result (expressed as a percentage) calculated in accordance with the following formula:

                  {(2.0 x ADR) + [(HDR-ADR) x (HDR/ADR)]} x DHV

where:

ADR               = the average of the  Sales-Based  Dilution  Ratios during the period of 12 consecutive calendar months ending on the related
                  Month-End Date.
DHV               = the Dilution Horizon Variable.
HDR               = the  highest  Sales-Based  Dilution  Ratio for any  calendar month within the 12 consecutive calendar months ending on the related Month-End Date.

            "Discount" means:

            (i) for the Portion of Capital of the Purchased Interest for any Fixed Period to the extent the Issuer will be funding such Portion of Capital on the first day of such Fixed Period through the issuance of Notes,

                               CPR x C x ED + TF
                                        ---
                                        360

            (ii) for the Portion of Capital of the Purchased Interest for any Fixed Period to the extent the Issuer will not be funding such Portion of Capital on the first day of such Fixed Period through the issuance of Notes,

                                        ED
                                        ---
                               AR x C x 360 + TF

      where:

AR = the Alternate Rate for the Portion of Capital of the Purchased Interest for such Fixed Period

C = the Portion of Capital of the  Purchased  Interest  during such Fixed Period

CPR = the CP Rate for the Portion of Capital of the Purchased Interest for such Fixed Period

ED = the actual number of days during such Fixed Period

TF = the Termination Fee, if any, for the Portion of Capital of the Purchased Interest for such Fixed Period

; provided that (x) no provision of the Agreement or the Parallel Purchase Agreement shall require the payment or permit the collection of Discount in excess of the maximum permitted by applicable law; (y) that Discount for the Portion of Capital of the Purchased Interest shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason and (z) on each day during any Period when the Issuer shall have indicated pursuant to
Section 1.2.(a) that it will not purchase or reinvest in the Purchased Interest under the Agreement, Discount will accrue on each remaining Portion of Capital under the Agreement at the highest rate then applicable to any Portion of Capital under the Parallel Purchase Agreement.

     "Discount Rate Percentage" has the meaning set forth in Section 1.5(d) of the Purchase and Sale Agreement.

            "Discount Reserve" for the Purchased Interest under the Agreement or the Parallel Purchase Agreement at any time means the sum of (i) the Termination Discount at such time for such Purchased Interest, and (ii) the then accrued and unpaid Discount for such Purchased Interest.

            "Dividend" means in respect of any corporation or any Solectron Party, as the case may be, (i) cash distributions or any other distributions on, or in respect of, any class of capital stock of such corporation or such Solectron Party, as the case may be, except for distributions made solely in shares of stock of the same class, and (ii) any and all funds, cash or other payments made in respect of the redemption, repurchase or acquisition of such stock, unless such stock shall be redeemed or acquired through the exchange of such stock with stock of the same class.

            "Effective Date" means the date upon which (i) all Conditions of Purchases in Section 1 of Exhibit I to the Purchase and Sale Agreement and (ii) all Conditions of Purchase in Section 1 of Exhibit II to this Agreement are fulfilled; provided that Administrator shall notify Solectron when the Effective Date has occurred and such notice need not be in written form.

            "Eligible Receivables" means, at any time, Receivables:

            (i) the Obligor of which is a United States resident or a resident of such other jurisdiction as has been approved in writing by the Administrator, is not an Affiliate of any Solectron Party, is not a government or a governmental subdivision or agency or instrumentality, is not declared ineligible by the Administrator, is not subject to any action of the type described in paragraph (g) of Exhibit V, and is not an Excluded Obligor;

            (ii) which are denominated and payable only in U.S. dollars in the United States;

            (iii) which have a stated maturity and which stated maturity is not more than 91 days after the customer billing date of such Receivable;

            (iv)  which  arise  in  the  ordinary   course  of  the   applicable
      Originator's business;

            (v) which arise under a Contract which is in full force and effect and which is a legal, valid and binding obligation of the related Obligor, enforceable against such Obligor in accordance with its terms;

          (vi) which conform with all applicable laws, rulings and regulations in effect;

            (vii) which are not the subject of any asserted dispute (whether or not in writing), offset, hold back defense, Adverse Claim or other claim and which do not arise from the sale of inventory which is subject to any Adverse Claim (other than Permitted Liens of the types described in clauses (a), (b) and (h) of the definition of Permitted Liens), it being understood that if a dispute pertains only to a portion of the Outstanding Balance of an otherwise Eligible Receivable, such portion shall be reduced in accordance with Section 1.4(e)(i) of the Agreement and the remaining portion may continue to be characterized as a Eligible

Receivable, subject to satisfying the other requirements of this definition of Eligible Receivables;

     (viii) which comply with the requirements of the Credit and Collection Policy;

     (ix) which arise from the completion of the sale and delivery of goods or services performed, and which do not represent an invoice in advance of such completion;

     (x) which are not subject to any contingent performance requirements of the applicable Originator unless such requirements are guaranteed or insured by third parties acceptable to the Administrator;

     (xi) which do not require the consent of the related Obligor to be sold or assigned;

     (xii) which have not been modified or restructured since their creation, except as permitted pursuant to Section 4.2 of the Agreement;

     (xiii) (A) to which the applicable Originator has good and marketable title immediately prior to the sale thereof to the Seller, and as to which the Seller has good and marketable title, and (B) which, immediately prior to the applicable Originator's sale thereof to the Seller, were freely assignable by such Originator and which are freely assignable by the Seller;

     (xiv) for which the Issuer shall have a valid, perfected and enforceable undivided percentage ownership interest, to the extent of the Purchased Interest, and for which the Administrator for its benefit and the benefit of the Issuer shall have a valid and enforceable first priority perfected security interest therein and in the Related Security and Collections with respect thereto, in each case free and clear of any Adverse Claim;

     (xv) which constitute "accounts" as defined in the UCC, and which are not evidenced by instruments or chattel paper;

     (xvi) which are not Defaulted Receivables;

     (xvii) for which the applicable Originator has established no offset arrangements with the related Obligor;

     (xviii) for which Defaulted Receivables of the related Obligor do not exceed 25% of all such Obligor's Receivables;

     (xix) which do not represent any amounts owing by any Obligor in respect of sales taxes, interest, late charges, or similar items;

     (xx) which meet the eligibility requirements appropriate to the specific type of Receivables which the Administrator may set based on aging, turnover, delinquency, loss, dilution, type or other factor that are necessary to maintain an A-1+/P-1 rating by S&P and Moody's respectively, on the Notes;

     (xxi) the Obligor of which has been instructed to make payment thereon to a Lock-Box Account or a post office box to which only Lock-Box Banks have access or otherwise solely in accordance with clause (j) of Exhibit IV of this Agreement; and

     (xxii) with respect to which the Administrator has not directed the Servicer (whether the Servicer is Solectron or any other Person) to commence or settle any legal action to enforce collection of such Receivable or to foreclose upon or repossess any Related Security which in good faith the Administrator believes that the failure to commence, settle, or effect such legal action, foreclosure or repossession could adversely affect Receivables constituting a material portion of the Pool Receivables;

provided that, the Outstanding Balance of any Eligible Receivable shall be reduced by the aggregate amount of Indebtedness of the applicable Originator owing to the related Obligor or any of its Affiliates.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

            "Eurodollar Rate" means, for any Fixed Period, an interest rate per annum (rounded upward to the nearest 1/16th of 1%) determined pursuant to the following formula:

Eurodollar Rate =                 LIBOR
                        ---------------------------
                        1.00 - Eurodollar Reserve Percentage

Where,

            "Eurodollar Reserve Percentage" means, for any Fixed Period, the maximum reserve percentage (expressed as a decimal, rounded upward to the nearest 1/100th of 1%) in effect on the date LIBOR for such Fixed Period is determined under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency Liabilities") having a term comparable to such Fixed Period; and

            "Excluded Obligor" means an Obligor, so designated from time to time in writing as such by the Administrator to the Servicer in the event that the Administrator reasonably considers such Obligor to be unacceptable due to the credit risk associated with such Obligor or due to the nature of such Obligor's business, it being understood that from time to time the Administrator may revoke its designation of one or more Obligors as Excluded Obligors by written notice to the Servicer.

     "Excluded  Property" means any  Collections  released to Seller pursuant to
Section 1.4(b)(iv).

     "Facility Termination Date" means the earliest to occur of (a) September 15, 1999, (b) the Purchase Termination Date, as defined in the Liquidity Asset Purchase Agreement, which on the date of the Agreement is September 15, 1999, or such later date designated as the Purchase Termination Date from time to time pursuant to the Liquidity Asset Purchase Agreement (it being understood that the Administrator shall notify the Servicer of the designation of such later date, provided that failure to provide such notice shall not limit or otherwise affect the obligations of the Servicer or the rights of the Administrator, the Issuer, or any other party to the Liquidity Asset Purchase Agreement), (c) the date of termination of the commitment under any other Program Support Agreement, (d) the date determined pursuant to Section 2.2, (e) the date the Purchase Limit reduces to zero pursuant to Section 1.1(c), and (f) the Purchase and Sale Termination Date under the Purchase and Sale Agreement.

     "Federal Funds Rate" means, for any period, the per annum rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, "H.15(519)") for such day opposite the caption "Federal Funds
(Effective)". If on any relevant day such rate is not yet published in H.15(519), the rate for such day will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the "Composite 3:30 p.m. Quotation") for such day under the caption "Federal Funds Effective Rate". If on any relevant day the appropriate rate for such previous day is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such day will be the arithmetic mean as determined by the Administrator of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrator.

     "Federal Reserve Board" means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.

     "Final Payout Date" has the meaning set forth in the introductory paragraph to Exhibit IV.

     "Fixed Period" means, unless otherwise mutually agreed by the Administrator and the Seller, (a) with respect to any Portion of Capital funded by the issuance of Notes, (x) initially the period commencing on (and including) the date of the initial purchase or funding of such Portion of Capital and ending on (and including) the last day of the current calendar month, and (y) thereafter, each period commencing on (and including) the first day after the last day of the immediately preceding Fixed Period for such Portion of Capital and ending on (and including) the last day of the current calendar month; and (b) with respect to any Portion of Capital not funded by the issuance of Notes, (x) initially the period commencing on (and including) the date of the initial purchase or funding of such Portion of Capital and ending on (but excluding) the next following Settlement Date, and (y) thereafter, each period commencing on (and including) a Settlement Date and ending on (but excluding) the next following Settlement Date; provided, that

                  (i) any Fixed  Period  with  respect to any Portion of Capital not funded by the issuance of Notes which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day; provided, however, if Discount in respect of such Fixed Period is computed by reference to the Eurodollar Rate, and such Fixed Period would otherwise end on a day which is not a Business Day, and there is no subsequent Business Day in the same calendar month as such day, such Fixed Period shall end on the next preceding Business Day;

                  (ii) in the  case of any  Fixed  Period  for  any  Portion  of
            Capital  of  the  Purchased  Interest  which  commences  before  the
            Termination Date and would otherwise end on a date occurring after the Termination Date, such Fixed Period shall end on such
            Termination Date and the duration of each Fixed Period which commences on or after the Termination Date shall be of such duration as shall be selected by the Administrator or the Parallel Purchase Administrator, as applicable;

                  (iii) any Fixed Period in respect of which Discount is computed by reference to the CP Rate may be terminated at the election of, and upon notice thereof to the Seller by, the Administrator any time; the Portion of Capital allocated to such terminated Fixed Period and shall accrue Discount at the Alternate Rate.

          "Funding Discount" has the meaning set forth in Section 1.5(c) of the Purchase and Sale Agreement.

          "Funding Rate" has the meaning set forth in Section 1.5(d) of the Purchase and Sale Agreement.

          "Generally Accepted Accounting Principles" or "generally accepted accounting principles" means generally accepted accounting principles at the time in the United States. Except as otherwise expressly provided, all references to generally accepted accounting principles shall be applied on a consistent basis.

          "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including without limitation any court, and any Person owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

     "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any matter, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

     "Guarantor" has the meaning set forth in the preamble of the Purchase and Sale Agreement.

     "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

     "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid (excluding deferred compensation obligations owed to current and former directors, officers and employees), (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable, measured in accordance with generally accepted accounting principles, incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise to be secured
by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty supporting Indebtedness,
(j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances, and (k) all obligations, contingent or otherwise, with respect to synthetic leases or securitized assets. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

            "Indemnified Amounts" has the meaning set forth in Section 3.1.

     "Indemnified Party" has the meaning set forth in Section 3.1.

     "Initial Purchase Date" means the date on which the initial purchase occurred under the Amended and Restated Receivables Purchase Agreement.

     "Initial Purchaser" has the meaning set forth in the preamble to the Purchase and Sale Agreement.

     "Initial Purchased Interest" has the meaning set forth in Section 1.1(a).

     "Initial Purchaser Note" means the non-negotiable promissory notes, set forth in Annex A to Purchase and Sale Agreement, issued by the Initial Purchaser to each Originator.

     "Insolvency Proceeding" means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidations, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case (a) and (b) undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

     "Investment Grade" means, with respect to the Rated Long Term Debt of Solectron or any other Person, a rating of at least BBB- by Standard & Poor's or, with respect to the Rated Long Term Debt of any Person other than Solectron a rating of at least Baa3 by Moody's, or at least BBB- by Duff & Phelps Credit Rating Co.; provided, that if the Rated Long Term Debt of any Person other than Solectron is rated by more than one of the foregoing rating agencies, then at least one of such rating agencies which rates such securities shall have given them a rating at least equal to the categories specified above; and provided further, that if Solectron or any such other Person does not have Rated Long-Term Debt outstanding, the Administrator shall have received written materials reasonably satisfactory to the Administrator prepared by at least one of such rating agencies to the effect that if such Person did have Rated Long Term Debt securities outstanding, such securities would receive at least such a rating.

     "Intercreditor Agreement" means the Intercreditor Agreement, dated as of October 31, 1998, among the Issuer, the Administrator, the Parallel Purchase Administrator, and Solectron as the same may be amended, supplemented or otherwise modified from time to time.

     "Issuer" has the meaning set forth in the preamble to the Agreement.


            "LIBOR" means the rate of interest per annum determined by the Liquidity Agent to be the arithmetic mean (rounded upward to the nearest 1/16th of 1%) of the rates of interest per annum notified to the Liquidity Agent by each Reference Bank as the rate of interest at which dollar deposits in the approximate amount of the Capital associated with such Fixed Period would be offered to major banks in the London interbank market at their request at or about 11:00 a.m. (London time) on the second Business Day prior to the commencement of such Fixed Period.

     "Lien" means any mortgage, pledge, hypothecation, assignment deposit arrangement, security interest, encumbrance, lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or other similar recording or notice statute, and any lease in the nature thereof).

     "Liquidity Agent" means Bank of America in its capacity as Liquidity Agent pursuant to the Liquidity Asset Purchase Agreement.

     "Liquidity Asset Purchase Agreement" means that certain Liquidity Asset Purchase Agreement dated as of September 17, 1997 among Bank of America and the other financial institutions listed therein as the Purchasers, Bank of America, as Liquidity Agent and Administrator, and the Issuer, as amended, supplemented or otherwise modified from time to time.

     "Lock-Box Account" means a bank account subject to a Lock-Box Agreement.

     "Lock-Box Agreement" means an agreement, in substantially the form of Annex A, among the Seller, one or more Originators, the Servicer, the Issuer, the Administrator and a Lock-Box Bank.

     "Lock-Box Bank" means any of the banks or other financial institutions holding one or more Lock-Box Accounts.

     "Loss Discount" has the meaning set forth in Section 1.4(b) of the Purchase and Sale Agreement.

     "Loss Percentage" means, on any date, the greater of (i) the Loss Ratio on such date, and (ii) 12%.

     "Loss Ratio" means the result (expressed as a percentage), computed as of each Month-End Date, of (a) 2.0 multiplied by (b) the highest average of the Sales-Based Default Ratio for any three consecutive calendar months that occurred during the preceding 12 consecutive calendar months ending on such Month-End Date multiplied by (c) a fraction having (i) a numerator equal to the sum of the aggregate amounts payable pursuant to invoices giving rise to Receivables (without giving effect to any payments received with respect to such invoices) that were generated by each Originator during the six calendar months ending on such Month-End Date, and (ii) a denominator equal to the aggregate Outstanding Balance of all Eligible Receivables, as of such Month-End Date.

     "Loss Reserve" means, for the Purchased Interest under the Agreement or the Parallel Purchase Agreement, on any date, an amount equal to the greater of:

                  (a):  (LP + DP) x (AER); and

                  (b):  (16.0%) x (AER)
where:

     LP = the Loss Percentage for such Purchased Interest on such date.

     DP = the Dilution Percentage for such Purchased Interest on such date.

     AER = the aggregate Outstanding Balance of all Eligible Receivables at the close of business of the Servicer on such date.

            "Majority  Parallel   Purchasers"  means,  at  any  time,   Parallel
Purchasers with Percentages under the Parallel Purchase Agreement that are more than 50% in the aggregate.

            "Maximum Parallel Purchase" means, with respect to each Parallel Purchaser and the Parallel Purchase Agreement, the maximum amount of Capital which such Parallel Purchaser is obligated to pay in respect of the Purchased Interest acquired by the Parallel Purchasers under such Parallel Purchase Agreement, as set forth below its signature to such Parallel Purchase Agreement or in the assignment pursuant to which it became a Parallel Purchasers thereunder, as such amount may be modified

            (w) in connection with any subsequent assignment pursuant to Section
      6.3 of the Parallel Purchase Agreement,

            (x) in connection with a change in the Purchase Limit applicable to such Parallel Purchase Agreement pursuant to Section 6.1 of the Parallel Purchase Agreement,

            (y) as provided in Section 1.1(a) of the Parallel Purchase Agreement to reflect the aggregate outstanding Capital of the Purchased Interest under the Agreement and such Parallel Purchase Agreement, or

            (z) in connection with a termination of such Purchaser's Purchase Commitment pursuant to Section 1.1(b) of the Parallel Purchase Agreement.

            "Material Indebtedness" means Indebtedness, or obligations in respect of one or more Hedging Agreements, of any one or more of the Solectron Parties in an aggregate principal amount exceeding $10,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of any Solectron Party in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Solectron Party would be required to pay if such Hedging Agreement were terminated at such time.

            "Month-End Date" means the last day of a calendar month.

     "Moody's" means Moody's Investors Service, Inc., or any successor thereto.

     "Net Receivables Pool Balance" means at any time the Outstanding Balance of Eligible Receivables then in the Receivables Pool reduced by the aggregate amount by which the Outstanding Balance of Eligible Receivables (other than Defaulted Receivables) of each Obligor then in the Receivables Pool exceeds the product of (A) the Applicable Concentration Percentage for such Obligor multiplied by (B) the Outstanding Balance of the Eligible Receivables then in the Receivables Pool.

     "Normal Concentration Percentage" for any Obligor means at any time 3%.

     "Notes" means short-term promissory notes issued or to be issued by the Issuer to fund its investments in accounts receivable or other financial assets.

     "Obligor" means, with respect to any Receivable, the Person obligated to make payments pursuant to the Contract relating to such Receivable.

     "Original Purchase and Sale Agreement" means the Purchase and Sale Agreement dated as of September 17, 1997 among Solectron California Corporation, as an Originator, Solectron Corporation, as an Originator, as Guarantor and as Servicer, and Solectron Funding Corporation, as the Initial Purchaser, as amended, amended and restated or otherwise modified in accordance with its terms and in effect immediately prior to the effectiveness of the Purchase and Sale Agreement.

     "Originator" means each of Solectron Corporation, Solectron California Corporation, and Solectron Technology, Inc.

     "Original Receivables Purchase Agreement" means the Receivables Purchase Agreement dated as of September 17, 1997 among Solectron Funding Corporation, as Seller, Solectron Corporation, individually and as Servicer, Receivables Capital Corporation, as Issuer, and Bank of America National Trust and Savings
Association, as Administrator, as the same may be amended, supplemented or otherwise modified from time to time.

     "Outstanding Balance" of any Receivable at any time means the then outstanding principal balance thereof.

     "Payment Date" has the meaning set forth in Section 1.4 of the Purchase and Sale Agreement.

     "Parallel Purchase Administrator" has the meaning set forth in the preamble to the Parallel Purchase Agreement.

     "Parallel Purchase Agreement" means the Parallel Asset Purchase Agreement dated as of October 31, 1998 among the Seller, the Servicer, certain financial institutions from time to time parties thereto, as the Parallel Purchasers, the Bank of America, as Parallel Purchase Administrator, as the same may be amended, supplemented or otherwise modified from time to time.

     "Parallel  Purchase  Termination  Date",  with  respect  to  each  Parallel
Purchaser, has the meaning set forth in Section 6.6 of the Parallel Purchase Agreement.

     "Parallel Purchaser", with respect to each Parallel Purchaser, has the meaning set forth in the preamble to the Parallel Purchase Agreement.

     "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

     "Pension Plan" means a "pension plan", as such term is defined in section 3(2) of ERISA, which is subject to title IV of ERISA (other than a multiemployer plan as defined in section 4001(a)(3) of ERISA), and to which Solectron, Solectron California Corporation or the Seller or any corporation, trade or business that is, along with Solectron, Solectron California Corporation or the Seller, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in sections 414(b) and 414(c), respectively, of the Internal Revenue Code of 1986, as amended or section 4001 of ERISA may have any liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

     "Percentages" has the meaning set forth in Section 1.2(b) of the Parallel Purchase Agreement.

            "Permitted Liens" means:

            (a) Liens imposed by law by any Governmental Authority for taxes that are not yet due or are being contested in compliance with Section
      5.04 of the Solectron Credit Agreement;

            (b) carriers', warehousemen's, mechanics', material men's, repairmen's and other like Liens imposed by law, and any other involuntary, statutory or common law Lien arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.04 of the Solectron Credit Agreement;

            (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

            (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

            (e) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of any Solectron Party;

            (f)  Liens  arising  from  judgments,   decrees  or  attachments  in
      circumstances not constituting an Event of Default under the Solectron Credit Agreement;

            (g) Liens which constitute rights of set-off of a customary nature or banker's Liens with respect to amounts on deposit arising by operation of law in connection with arrangements entered into with banks in the ordinary course of business;

            (h) Liens in favor or customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and

            (i) leases or subleases and licenses and sublicenses granted to others in the ordinary course of business not interfering in any material respect with the business of any of the Solectron Parties taken as a whole, and any interest or title of any lessor or licensor under any lease or license;

provided that the term "Permitted Liens" shall not include any Lien securing Indebtedness.

            "Person" means an individual, partnership, corporation, joint stock company, trust (including a business trust), unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

            "Pool Receivable" means a Receivable in the Receivables Pool.

            "Portion of Capital" means, at any time, each portion of the Capital of the Purchased Interest having the same Fixed Period and accruing Discount by reference to the same Rate Type at such time. In addition, at any time when the Capital of the Purchased Interest is not divided into more than one portion, "Portion of Capital" means 100% of the Capital of the Purchased Interest.

            "PPA-Related Person" has the meaning assigned thereto in Section 5.2 of the Parallel Purchase Agreement.

            "Program Support Agreement" means and includes the Liquidity Asset Purchase Agreement and any other agreement entered into by any Program Support Provider providing for the issuance of one or more letters of credit for the account of the Issuer, the issuance of one or more surety bonds for which the Issuer is obligated to reimburse the applicable Program Support Provider for any drawings thereunder, the sale by the Issuer to any Program Support Provider of the Purchased Interest (or portions thereof) and/or the making of loans and/or other extensions of credit to the Issuer in connection with the Issuer's securitization program, together with any letter of credit, surety bond or other instrument issued thereunder (but excluding any discretionary advance facility provided by the Administrator).

     "Program Support Provider" means and includes any Purchaser and any other or additional Person (other than any customer of the Issuer) now or hereafter extending credit or having a commitment to extend credit to or for the account of, or to make purchases from, the Issuer or issuing a letter of credit, surety bond or other instrument to support any obligations arising under or in connection with the Issuer's securitization program.

     "Purchase and Sale Agreement" means the Amended and Restated Purchase and Sale Agreement dated as of February 22, 1999 among Solectron California Corporation, as an Originator; Solectron Technology, Inc., as an Originator; Solectron Corporation, as an Originator, as Guarantor, and as Servicer, and Solectron Funding Corporation as the Initial Purchaser, as the same may be amended, amended and restated or otherwise modified in accordance with its terms.

     "Purchase and Sale Termination Date" means date determined in accordance with Section 2.3 of the Purchase and Sale Agreement.

     "Purchase and Sale Termination Event" has the meaning set forth in Exhibit IV to the Purchase and Sale Agreement.

     "Purchase Discount" has the meaning set forth in Section 1.5 of the Purchase and Sale Agreement.

     "Purchase Limit" means the lesser of (i) $220,000,000, as such amount may be reduced pursuant to Section 1.1(c) and (ii) (A) the aggregate of the Maximum Liquidity Purchase (as defined in the Liquidity Asset Purchase Agreement) of the Purchasers under the Liquidity Asset Purchase Agreement less (B) the aggregate of the Discount of the existing Fixed Periods (for the entirety of such Fixed Periods), as such amount may be reduced pursuant to Section 1.1(c). References to the unused portion of the Purchase Limit shall mean, at any time, the Purchase Limit minus the then outstanding Capital of the Purchased Interest under the Agreement.

     "Purchase Period" has the meaning set forth in Section 1.4 of the Purchase and Sale Agreement.

     "Purchase Price" has the meaning set forth in Section 1.4 of the Purchase and Sale Agreement.

     "Purchased Interest" means, with respect to each of the Agreement and the Parallel Purchase Agreement, at any time, the undivided percentage ownership interest in (i) each and every Pool Receivable now existing or hereafter arising, other than any Pool Receivable that arises on or after the Facility Termination Date, (ii) all Related Security with respect to such Pool
Receivables, and (iii) all Collections with respect to, and other proceeds of, such Pool Receivables and Related Security. Such undivided percentage interest shall be computed as

                               C + DR + LR + SFR
                               -----------------
                                      NRB

      where:

            C           = the  Capital  of  the  Purchased  Interest  under  the
                        Agreement  or  the  Parallel  Purchase   Agreement,   as
                        applicable, at the time of computation.

            DR = the Discount Reserve of the Purchased Interest under the Agreement or the Parallel Purchase Agreement, as applicable, at the time of computation.

            LR          = the Loss Reserve of the Purchased  Interest  under the
                        Agreement  or  the  Parallel  Purchase   Agreement,   as
                        applicable, at the time of computation.

            SFR = the Servicing Fee Reserve of the Purchased Interest under the Agreement or the Parallel Purchase Agreement, as applicable, at the time of computation.

            NRB = the Net Receivables Pool Balance at the time of computation.

The separate Purchased Interest under each of the Agreement and the Parallel Purchase Agreement shall be determined from time to time pursuant to the provisions of Section 1.3 of each of the Agreement and the Parallel Asset Purchase Agreement, as applicable, and a each such Purchased Interest shall be computed separately under each such agreement.

            "Purchaser" has the meaning set forth in Section 5.3(b).

            "Rate Type" means the Eurodollar Rate, the Base Rate or the CP Rate.

            "Rate Variance Factor" means a number greater than one that reflects the potential variance in selected interest rates over a period of time designated by the Administrator, in the case of the Purchased Interest under the Agreement and the Parallel Purchase Administrator, in the case of the Purchased Interest under the Parallel Purchase Agreement as reasonably specified by the Administrator or the Parallel Purchase Administrator, as applicable from time to time, notified to the Seller and set forth in the Seller Report in accordance with the provisions thereof; provided that the "Rate Variance Factor" may be changed from time to time upon at least five days' prior notice by the Administrator or the Parallel Purchase Administrator, as applicable, to the Servicer.

     "Rated Long Term Debt" means, with respect to any Person, at any time, the long-term, senior, unsecured, noncredit-enhanced debt of such Person that is rated by any nationally recognized statistical rating agency.

     "Rated Short Term Debt" means, with respect to any Person, at any time, the short-term, senior, unsecured, noncredit-enhanced debt of such Person that is rated by any nationally recognized statistical rating agency.

     "Receivable" means any indebtedness and other obligations owed to any Originator or any rights of any Originator to payment from or on behalf of an Obligor whether constituting an account, chattel paper, instrument or general intangible, arising in connection with the sale or lease of goods or the rendering of services by such Originator, and includes, without limitation, the obligation to pay any finance charges, fees and other charges with respect thereto. Indebtedness and other obligations arising from any one transaction, including, without limitation, indebtedness and other obligations represented by an individual invoice or agreement, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other obligations arising from any other transaction.

     "Receivables   Pool"  means  at  any  time  all  of  the  then  outstanding
Receivables sold or contributed to the Seller pursuant to the Purchase and Sale Agreement or the Subscription Agreement.

     "Reference Bank" means Bank of America.

     "Related Assets" has the meaning set forth in Section 1.2 of the Purchase and Sale Agreement.

     "Related Security" means with respect to any Receivable:

            (i) all of any Originator's interest in any goods (including returned goods), and documentation or title evidencing the shipment or storage of any goods (including returned goods), relating to any sale giving rise to such Receivable;

            (ii) all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all UCC financing statements or similar filings signed by an Obligor relating thereto; and

            (iii) the related Contract and all guaranties, indemnities, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable or otherwise relating to such Receivable whether pursuant to the Contract related to such Receivable or otherwise.

     "Restricted Payments" has the meaning given thereto in paragraph (m) of Exhibit
IV.

     "Sales-Based Default Ratio" means the ratio (expressed as a percentage) computed as of each Month-End Date having (a) a numerator that is the sum of (i) the aggregate Outstanding Balance of Receivables that remained outstanding 151 to 180 days after their respective original customer billing dates, as determined as of such Month-End Date, plus (ii) the aggregate Outstanding Balance of Receivables that were written off as uncollectible during the most recently ended calendar month and that, if not so written off, would have been outstanding not more than 180 days after their respective original customer billing dates, as determined as of that Month-End Date; provided that for Solectron Technology for each Month-End Date prior to January 1, 1999 the numerator shall be the sum of (i) the aggregate Outstanding Balance of Receivables that remained outstanding 61-90 days after their respective due dates, as determined as of such Month-End Date, plus (ii) the aggregate Outstanding Balance of Receivables that were written off as uncollectible during the most recently ended calendar month and that, if not so written off, would have been outstanding not more than 90 days after their respective due dates, as determined as of such Month-End Date, and (b) a denominator that is the aggregate amount payable pursuant to invoices giving rise to Receivables
(without giving effect to any payments received on such invoices) that were generated by the Originators during the calendar month that occurred six calendar months prior to the calendar month ending on such Month-End Date.

     "Sales-Based Dilution Ratio" means, for any calendar month, the ratio (expressed as a percentage) having (a) a numerator equal to the aggregate amount of payments owed by the Seller pursuant to Section 1.4(e) during such period and
(b) a denominator equal to the aggregate amounts payable pursuant to invoices giving rise to Receivables (without giving effect to any payments received with respect to such invoices) that were generated by the Originators during the preceding calendar month (so that, for example, if the calendar month specified in clause (a) corresponds to the month of March, the calendar month in this clause (b) would be the one corresponding to the month of February).

     "Seller" has the meaning set forth in the preamble to the Agreement.

     "Seller Report" means a report, in form and substance satisfactory to the Administrator, furnished by the Servicer to the Administrator pursuant to the Agreement.

     "Servicer" has the meaning set forth in the preamble to the Agreement.

     "Servicer's Fee Percentage" has the meaning set forth in Section 1.5(d) of the Purchase and Sale Agreement.

     "Servicing Fee" shall mean the fee referred to in Section 4.6.

     "Servicing Fee Reserve" for the Purchased Interest under the Agreement or the Parallel Asset Purchase Agreement at any time means the sum of (i) the unpaid Servicing Fee relating to the Purchased Interest under such agreement accrued to such time, plus (ii) an amount equal to (a) the Capital of such Purchased Interest at the time of computation multiplied by (b) the product of
(x) the percentage per annum at which the Servicing Fee is accruing on such date and (y) a fraction having as its numerator the product of (i) the Average Maturity (as in effect on such date) times (ii) 2.0 and 360 as its denominator.

     "Settlement Period" for each Portion of Capital means each period commencing on the first day and ending on the last day of each Fixed Period for such Portion of Capital and, on and after the Termination Date, such period (including, without limitation, a period of one day) as shall be selected from time to time by the Administrator or, in the absence of any such selection, each period of 30 days from the last day of the immediately preceding Settlement Period.

     "Solectron" has the meaning set forth in the preamble to the Agreement.

     "Solectron Credit Agreement" shall mean the Credit Agreement dated as of May 1, 1997, among Solectron, the banks party thereto, Bank of America, as agent and issuing bank, and BancAmerica Securities, Inc., as arranger, as amended, supplemented or otherwise modified from time to time.

     "Solectron Party" means Solectron (whether acting as an Originator, as Guarantor or Servicer), Solectron California Corporation, Solectron Technology, Inc., the Seller or any of their respective Affiliates.

     "Solvent" means, as to any Person at any time, that (a) the fair value of the property of such Person is greater than the amount of such Person's liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code and, in the alternative, for purposes of applicable state fraudulent conveyance law; (b) the present fair saleable value of the property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

     "Special Obligor" means, as of the date hereof, International Business Machines Corp., and thereafter, shall include any other Obligor designated as such in writing by the Administrator to the Servicer, until such time as the Administrator shall have notified the Servicer in writing that such Obligor is no longer a Special Obligor hereunder (it being understood that the Administrator shall not notify the Servicer that an Obligor is no longer a Special Obligor absent a good-faith determination on its part that such Obligor's credit has declined).

     "Standard & Poor's" or "S&P" means Standard & Poor's Rating Services, a division of The McGraw Hill Companies, Inc., or any successor thereto.

     "Subscription Agreement" means the Subscription Agreement dated as of September 17, 1997 between Solectron Funding Corporation and Solectron
Corporation as the same may be amended, amended and restated or otherwise modified in accordance with its terms.

     "Tangible Net Worth" means total stockholders' equity minus goodwill, patents, trade names, trade marks, copyrights, franchises, organizational expense, deferred assets other than prepaid insurance and prepaid taxes and such other assets as are properly classified as "intangible assets", for any corporation as determined in accordance with generally accepted accounting principles.

     "Termination Date" means the earlier of (i) the Business Day which the Seller so designates by notice to the Administrator at least five days in advance and (ii) the Facility Termination Date.

     "Termination  Day" means (i) each day on which the  conditions set forth in
Section 2 of Exhibit II are not satisfied and (ii) each day which occurs on or after the Termination Date.

     "Termination Discount" means, for the Purchased Interest under the Agreement or the Parallel Purchase Agreement on any date, an amount equal to the Rate Variance Factor on such date multiplied by the product of (i) the Capital of such Purchased Interest on such date and (ii) the product of (a) the Base Rate for such Purchased Interest for a 30-day Fixed Period deemed to commence on such date and (b) a fraction having as its numerator the product of (i) the Average Maturity (as in effect on such date) times (ii) 2.0 and 360 as its denominator.

     "Termination Event" has the meaning specified in Exhibit V.

     "Termination Fee" means, for any Fixed Period during which a Termination Day occurs, the amount, if any, by which (i) the additional Discount (calculated without taking into account any Termination Fee or any shortened duration of such Fixed Period pursuant to clause (c)(iv) of the definition thereof) which would have accrued during such Fixed Period on the reductions of Capital of the Purchased Interest relating to such Fixed Period had such reductions remained as Capital, exceeds (ii) the income, if any, received by the Issuer from the Issuer investing the proceeds of such reductions of Capital, as reasonably determined by the Administrator, which determination shall be binding and conclusive for all purposes, absent manifest error.

     "Transaction Documents" means the Agreement, the Purchase and Sale Agreement, the Lock-Box Agreements, the Liquidity Asset Purchase Agreement, the Initial Purchaser Notes, the Subscription Agreement, the Parallel Purchase Agreement, the Intercreditor Agreement and all other certificates, instruments, UCC financing statements, reports required under the Transaction Documents, notices and agreements executed or delivered under or in connection with the Agreement, in each case as the same may be amended, amended and restated or otherwise modified from time to time in accordance with their respective terms and, if applicable, in accordance with the terms of the Agreement.

     "UCC" means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction.

     "Unmatured Termination Event" means, with respect to the Purchase and Sale Agreement or the Agreement, an event which, with the giving of notice or lapse of time, or both, would constitute a Purchase and Sale Termination Event or a Termination Event, as the case may be.

     "Welfare Plan" means a "welfare plan", as such term is defined in Section 3(1) of ERISA.

      Other Terms. All accounting terms not specifically defined in the Agreement or in any other Transaction Document shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC in effect in the State of Illinois, and not specifically defined in the Agreement or in any other Transaction Document, are used herein as defined in such Article 9. Unless the context otherwise requires, when used in the Agreement or in any other Transaction Document, "or" means "and/or", and "including" (and with correlative meaning "include" and "includes") means including without limiting the generality of any description preceding such term.

                                  EXHIBIT II

                            CONDITIONS OF PURCHASES

     1. Conditions Precedent to the Effectiveness of this Agreement. Any purchase under this Agreement is subject to the conditions precedent that the Administrator shall have received on or before the date of such purchase the following, each in form and substance (including the date thereof) satisfactory to the Administrator:

     (a) A counterpart of each of the following, duly executed by the parties thereto: (i) of this Agreement, (ii) Amendment No. 1 to the Parallel Asset Purchase Agreement and (iii) Amendment No. 4 to the Liquidity Asset Purchase Agreement.

     (b) A duly executed counterpart of the Purchase and Sale Agreement.

     (c) Certified copies of (i) the resolutions of the Board of Directors of each of Solectron Technology, Inc. and the Seller authorizing the execution, delivery, and performance by Solectron Technology, Inc. and the Seller, respectively, of the Agreement and the other Transaction Documents, (ii) all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Agreement and the other Transaction Documents and (iii) the certificate of incorporation and by-laws of Solectron Technology, Inc.

     (d) A certificate of the Secretary or Assistant Secretary of Solectron Technology, Inc., certifying the names and true signatures of the officers of Solectron Technology, Inc., authorized to sign the Transaction Documents to which it is party. Until the Administrator receives a subsequent incumbency certificate from Solectron Technology, Inc., in form and substance satisfactory to the Administrator, the Administrator shall be entitled to rely on the last such certificate delivered to it by Solectron Technology, Inc., as the case may be.

     (e) Acknowledgment copies, or time stamped receipt copies, of proper UCC financing statements, duly filed on or before the Effective Date under the UCC of all jurisdictions that the Administrator may deem necessary or desirable in order to perfect the interests of the Seller, the Administrator and the Issuer contemplated by the Agreement and the Purchase and Sale Agreement.

     (f) Acknowledgment copies, or time stamped receipt copies, of proper financing statements, if any, necessary to release all security interests and other rights of any Person in the Receivables, Contracts or Related Security previously granted by the Seller and each Originator.

     (g) Completed UCC requests for information, dated on or before the Effective Date, listing the financing statements referred to in subsection (e) above and all other effective financing statements filed in the jurisdictions referred to in subsection (e) above that name the Seller or an Originator as debtor, together with copies of such other financing statements (none of which shall cover any Receivables, Contracts or Related Security), and similar search reports with respect to federal tax liens and liens of the PBGC and judgment liens in such jurisdictions as the

Administrator may request, showing no such liens on any of the Receivables, Contracts or Related Security.

     (h) Copies of executed Lock-Box Agreements with the Lock-Box Banks.

     (i) A favorable opinion of Wilson Sonsini Goodrich & Rosati, counsel for Solectron California Corporation, Solectron Technology, Inc., the Seller and Solectron Corporation (as an Originator, as Servicer and Guarantor), as to corporate matters, security interests (including perfection and priority), and as to such other matters as the Administrator may reasonably request.

     (j) A favorable opinion of Murphy Sheneman Julian & Rogers, as to true sale and substantive consolidation.

     (k) Satisfactory results of a review and audit of each Originator's and the Servicer's collection, operating and reporting systems, Credit and Collection Policy, historical receivables data and accounts, including satisfactory results of a review of each Originator's and the Servicer's operating location(s) and satisfactory review and approval of the Eligible Receivables in existence on the date of the initial purchase under the Agreement.

     (l)  A  completed  Seller  Report   representing  the  performance  of  the
Receivables for the month prior to closing.

     (m) Evidence of payment by each Originator, Solectron and the Seller of all accrued and unpaid fees (including those contemplated by the letter agreement referred to in Section 1.5), costs and expenses to the extent then due and payable on the date thereof, together with Attorney Costs of the Administrator to the extent invoiced prior to or on such date, plus such additional amounts of Attorney Costs as shall constitute the Administrator's reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between such Persons and the Administrator) and, without limiting the foregoing, including any such costs, fees and expenses arising under or referenced in Section 5.4.

     (n)  A  letter   agreement   between  the  Seller  and  the   Administrator
contemplated by Section 1.5.

     (o) The Initial Purchaser Notes.

     (p) Good standing certificates with respect to each of Solectron California Corporation, Solectron Technology, Inc., the Seller and the Servicer issued by the Secretaries of the States of California and (with respect to the Seller and Solectron) Delaware.

     (q) A certificate from an officer of Solectron Corporation to the effect that the Seller has a Tangible Net Worth of at least $30,000,000.

     (r) Such other approvals, opinions or documents as the Administrator or Purchasers may reasonably request.

            2. Conditions Precedent to All Purchases and Reinvestments. Each purchase and each reinvestment shall be subject to the further conditions precedent that:

            (a) in the case of each purchase, the Servicer shall have delivered to the Administrator on or prior to such purchase, in form and substance satisfactory to the Administrator, a completed Seller Report with respect to the immediately preceding calendar month, dated within 10 days prior to the date of such purchase together with a listing by Obligor of all Receivables and such additional information as may reasonably be requested by the Administrator;

            (b) on the date of such purchase or reinvestment the following statements shall be true (and acceptance of the proceeds of such purchase or reinvestment shall be deemed a representation and warranty by the Seller that such statements are then true):

            (i) the representations and warranties  contained in paragraphs (e),
      (f), (h), (i), (j), (k), (o), (q), (r) and (t) of Exhibit III are true and correct on and as of the date of such purchase or reinvestment as though made on and as of such date; and

            (ii) no event has occurred and is continuing, or would result from such purchase or reinvestment, that constitutes a Termination Event or that would constitute a Termination Event but for the requirement that notice be given or time elapse or both; and

            (c) the Administrator shall have received such other approvals, opinions or documents as it may reasonably request.

                             EXHIBIT III

                        REPRESENTATIONS AND WARRANTIES

            Each of the Seller and the Servicer, Sub-Servicers, represents and warrants as follows with respect to itself and its respective properties, as applicable:

            (a) It is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction under which it was organized, and is duly qualified to do business and is in good standing in every other jurisdiction where the failure to so qualify could reasonably be expected to result in a material adverse effect on its business, assets, operations, prospects or condition, financial or otherwise, and those of any of its subsidiaries taken as a whole, its ability to perform its obligations under the Agreement, or the rights of or benefits available under any Transaction Document to the Issuer or the Administrator.

            (b) The execution, delivery and performance by it of the Agreement and the other Transaction Documents to which it is a party, including, in the case of the Seller, the Seller's use of the proceeds of purchases and reinvestments, (i) are within its corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) do not contravene or result in a default under or conflict with (1) its charter or by-laws, (2) any material law, rule or regulation applicable to it, (3) any contractual restriction binding on or affecting it or its property (including, without limitation the Solectron Credit Agreement) or (4) any order, writ, judgment, award, injunction or decree binding on or affecting the Seller or its property, and (iv) do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties. The Agreement and the other Transaction Documents to which it is a party have been duly executed and delivered by it.

            (c) No authorization or approval or consent or other action by, and no notice to or filing with, any Governmental Authority or other Person is required for the due execution, delivery and performance by it of the Agreement or any other Transaction Document to which it is a party.

            (d) Each of the Agreement and the other Transaction Documents to which it is a party constitutes the legal, valid and binding obligation of it enforceable against it in accordance with its terms.

            (e) The balance sheets of Solectron and its subsidiaries, in each case as at September 30, 1998, and the related statements of income and retained earnings of the Servicer and its subsidiaries, in each case for the fiscal period then ended, copies of which have been furnished to the Administrator, fairly present the financial condition of the Servicer and its subsidiaries, as at such date and the results of the operations of the Servicer and its subsidiaries, for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied, and since the applicable date of each such balance sheets and related statements there has been no material adverse change in the business, operations, property or financial or other condition or operations of the Servicer, or any of its subsidiaries, the ability of the Servicer to perform its obligations under the Agreement or the other Transaction Documents or, in the case of the Seller,

                                     III-1
the collectibility of the Receivables, or which affects the legality, validity or enforceability of the Agreement or the other Transaction Documents.

            (f) There is no pending or threatened action or proceeding affecting the Seller or the Servicer or the Sub-Servicers or any of their subsidiaries before any Governmental Authority or arbitrator (x) which could materially adversely affect (i) the business, operations, prospects, property, financial or other condition or operations of the Seller or the Servicer or either Sub-Servicer or any of their subsidiaries, (ii) the ability of the Seller or the Servicer or either Sub-Servicer to perform its obligations under the Agreement or the other Transaction Documents, (iii) the ability of Solectron to pay its obligations under the Solectron Credit Agreement or (iv) the collectibility of the Receivables, or (y) which affects or purports to affect the legality, validity or enforceability of the Agreement or the other Transaction Documents.

            (g) No proceeds of any purchase or reinvestment in respect of the Purchased Interest will be used to acquire any equity security of a class which is registered or required to be registered pursuant to Section 12 of the Securities Exchange Act of 1934.

            (h) The  Seller  is the  legal  and  beneficial  owner  of the  Pool
Receivables and Related Security, subject to the interest of (i) the Administrator on its behalf and on behalf of the Issuer and the (ii) Parallel Purchase Administrator, on its behalf and on behalf of the Parallel Purchasers therein, free and clear of any Adverse Claim; upon each purchase or reinvestment, the Administrator, on its behalf and on behalf of the Issuer shall acquire a valid and enforceable perfected undivided percentage ownership interest, to the extent of the Purchased Interest, in each Pool Receivable then existing or thereafter arising and in the Related Assets with respect thereto, free and clear of any Adverse Claim; the Agreement creates a security interest in favor of the Administrator, on its behalf and on behalf of the Issuer in Seller's right, title and interest in, to and under the items described in
Section 1.2(d), and the Administrator, on its behalf and on behalf of the Issuer,, has a first priority perfected security interest in such items, free and clear of any Adverse Claims. Each Receivable constitutes an "account" as such term is defined in the UCC. No effective financing statement or other instrument similar in effect covering any Contract or any Pool Receivable or Related Asset or any Lock Box Account (or other items covered by Section 1.2(d) of the Agreement) is on file in any recording office, except those filed in favor of (i) the Administrator on its behalf and on behalf of the Issuer and
(ii) the Parallel Asset Purchase Administrator, on its behalf and on behalf of the Parallel Purchasers, relating to the Agreement or the Parallel Asset Purchase Agreement or otherwise permitted by the Transaction Documents.

            (i) Each Seller Report (if prepared by the Seller or one of its Affiliates, or to the extent that information contained therein is supplied by the Seller or an Affiliate), information, exhibit, financial statement, document, book, record or report furnished or to be furnished at any time by or on behalf of the Seller to the Administrator in connection with the Agreement is or will be accurate in all material respects as of its date or (except as otherwise disclosed to the Administrator at such time) as of the date so furnished, and no such item contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

                                     III-2

            (j) The principal place of business and chief executive office (as such terms are used in the UCC) of the Seller and the office where the Seller keeps its records concerning the Receivables are located at the address referred to in paragraph (b) of Exhibit IV.

            (k) The names and addresses of all the Lock-Box Banks, together with the account numbers of the Lock-Box Accounts, are specified in Schedule II to the Agreement (or at such other Lock-Box Banks and/or with such other Lock-Box Accounts as have been notified to the Administrator in accordance with the Agreement). The Lock-Box Banks have complied with all of the terms of the Lock-Box Agreements.

            (l) It is not in violation of any order of any court, arbitrator or Governmental Authority.

            (m) Neither it nor any of its Affiliates of has any direct or indirect ownership or other financial interest in the Issuer.

            (n) No proceeds of any purchase or reinvestment will be used for any purpose that violates any applicable law, rule or regulation, including, without limitation, Regulation U of the Federal Reserve Board.

            (o) Each Pool Receivable included as an Eligible Receivable in the calculation of the Net Receivables Pool Balance, exists and is an Eligible Receivable as of the date of such calculation.

            (p) No event has occurred and is continuing, or would result from a purchase in respect of, or reinvestment in respect of the Purchased Interest or from the application of the proceeds therefrom, which constitutes a Termination Event.

            (q) The Seller has accounted for each sale of undivided percentage ownership interests in Receivables in its books and financial statements as sales, consistent with Generally Accepted Accounting Principles.

            (r) It has complied in all material respects with the Credit and Collection Policy with regard to each Pool Receivable.

            (s) It has complied with all of the terms, covenants and agreements contained in the Agreement and the other Transaction Documents and applicable to it.

            (t) It is Solvent; and at the time of (and immediately after) each purchase and reinvestment by the Purchaser, it shall have been Solvent.

            (u) The Seller's complete corporate name is set forth in the preamble to the Agreement, and the Seller does not use and has not during the last six years used any other corporate name, trade name, doing business name or fictitious name, except as set forth on Schedule III and except for names first used after the date of the Agreement and set forth in a notice delivered to the Administrator pursuant to paragraph (b)(ii) of Exhibit IV.


                                     III-3

            (v) The Seller is not, and is not controlled by, an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended.

                                     III-4

                                   EXHIBIT IV

                                   COVENANTS


      Covenants of the Seller, Sub-Servicers and the Servicer. Until the latest of the Facility Termination Date, the date on which no Capital of or Discount in respect of the Purchased Interest shall be outstanding and the date all other amounts (other than in respect of unasserted indemnity claims) owed by the Seller under the Agreement or the Parallel Asset Purchase Agreement to the Issuer, the Administrator, the Parallel Purchase Administrator, any Parallel Purchaser and any PPA-Related Person or other Indemnified Party or Affected Person shall be paid in full (such latest date being referred to as the "Final Payout Date"), each of the Seller, the Servicer and the Sub-Servicers covenants and agrees, with respect to itself, unless otherwise indicated, as follows:

            (a) Compliance with Laws, Etc. It shall comply in all material respects with all applicable laws, rules, regulations and orders, and preserve and maintain its corporate existence, rights, franchises, qualifications, and privileges except to the extent that the failure so to comply with such laws, rules and regulations or the failure so to preserve and maintain such existence, rights, franchises, qualifications, and privileges would not materially adversely affect the collectibility of the Receivables or the enforceability of any related Contract or its ability to perform its obligations under any related Contract or under the Agreement.

            (b) Offices, Records and Books of Account; Change of Name, Identity, Corporate Structure; Etc. In the case of the Seller, it

            (i) shall keep its principal  place of business and chief  executive office (as such terms are used in the UCC) and the office where it keeps its records concerning the Receivables at the address set forth under its name on the signature page to the Agreement or, upon at least 30 days' prior written notice of a proposed change to the Administrator, at any other locations in jurisdictions where all actions reasonably requested by the Administrator to protect and perfect the interests of the Administrator and the Issuer in the Receivables and related items (including without limitation the items described in Section 1.2(d)) have been taken and completed; and

            (ii) shall provide the Administrator with at least 30 days' written notice prior to making any change in its name or making any other change in its identity or corporate structure (including a merger) which could render any UCC financing statement filed in connection with this Agreement "seriously misleading" as such term is used in the UCC; each notice to the Administrator pursuant to this sentence shall set forth the applicable change and the effective date thereof.

            Each of the Seller, Servicer, and the Sub-Servicers also will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Receivables and related Contracts that it services in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of the Receivables that it services (including, without limitation, records adequate to permit the daily identification of each Receivable and all Collections of and adjustments to each existing Receivable).

            (c) Performance and Compliance with Contracts and Credit and Collection Policy. Each of the Servicer and the Sub-Servicers shall, at its expense, cause the Originator whose accounts it services to timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by such Originator under the Contracts related to the Pool Receivables, and timely and fully comply in all material respects with the Credit and Collection Policy with regard to each Receivable and the related Contract.

            (d) Ownership Interest, Etc. It shall, at its expense, take all action necessary or desirable to establish and maintain a valid and enforceable and perfected undivided ownership interest, to the extent of the Purchased Interest, in the Pool Receivables and the Related Assets with respect thereto, and a first priority perfected security interest in the items described in
Section 1.2(d), in each case free and clear of any Adverse Claim, in favor of the Administrator and the Issuer, including, without limitation, filing UCC financing statements and taking such other action to perfect, protect or more fully evidence the interest of the Administrator and the Issuer under the Agreement as the Administrator or the Issuer, through the Administrator, may reasonably request.

            (e) Sales, Liens, Etc. The Seller shall not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim (except in favor of the Issuer and the Parallel Purchasers) upon or with respect to, any or all of its right, title or interest in, to or under, any item described in Section 1.2(d) including without limitation the Seller's undivided interest in any Receivable, Related Security, or Collections, or upon or with respect to any account to which any Collections of any Pool Receivables are sent, or assign any right to receive income in respect of any items contemplated by this paragraph (e).

            (f)  Extension or Amendment  of  Receivables.  Except as provided in
Section 4.2(a) of the Agreement, it shall not extend the maturity or adjust the Outstanding Balance or otherwise modify the terms of any Pool Receivable or amend, modify or waive any term or condition of any related Contract.

            (g) Change in Business or Credit and Collection Policy. It shall not make any material change in the character of its business or in the Credit and Collection Policy, that would adversely affect the collectibility of the Receivables Pool or the enforceability of any related Contract or the ability of each Originator to perform its obligations under any related Contract or the ability of each Seller or the Servicer to perform its obligations under the Agreement without the prior written consent of the Administrator.

            (h) Audits. It shall, from time to time during regular business hours with prior written notice to it as reasonably requested by the Administrator, permit the Administrator, or its agents or representatives, (i) to examine and make copies of and make abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under its control relating to Receivables and the Related Assets (including, without limitation, the related Contracts and any such books, records and documents relating to the identification of Obligors and agings, charge-offs, offsets and delinquencies of Receivables), and (ii) to visit its offices and properties for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to Receivables and the Related Assets or its performance hereunder or under the Contracts with any of its officers, employees, agents or contractors having knowledge of such matters.

            (i) Change in Lock-Box Banks, Lock-Box Accounts and Payment Instructions to Obligors. It shall not add or terminate any bank as a Lock-Box Bank or any account as a Lock-Box Account from those listed in Schedule II to the Agreement, or make any change in its instructions to Obligors regarding payments to be made to any Lock-Box Account (or related post office box), unless the Administrator shall have consented thereto in writing and the Administrator shall have received copies of all agreements and documents (including without limitation Lock-Box Agreements) that it may request in connection therewith.

            (j) Deposits to Lock-Box Accounts. Each of the Servicer and the Sub-Servicers shall (i) instruct the Obligors, whose accounts it services, to make payments of all Receivables only to one or more Lock-Box Accounts or to post office boxes which are covered by a Lock-Box Agreement and to which only Lock-Box Banks have access, provided that, consistent with its efforts to maximize Collections and its month-end collection practices in effect as of the date of the Agreement, it may permit the Obligors, whose accounts it services, to make payments on Receivables directly to the applicable Originator so long as the Rated Long Term Debt of Solectron is Investment Grade or otherwise with the prior written consent of the Administrator, (ii) instruct and cause the Lock-Box Bank, with whom it entered into a Lock-Box Agreement, to cause all items and amounts relating to such Receivables received in such post office boxes to be removed and deposited into a Lock-Box Account on a daily basis, and (iii) deposit, or cause to be deposited, any Collections of Pool Receivables received by it into Lock-Box Accounts not later than three Business Days after receipt thereof. It will not deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box Account cash or cash proceeds other than Collections of Pool Receivables or interest accruing on amounts held in such accounts.

            (k) Marking of Records. It shall, at its expense, mark its master data processing records relating to Pool Receivables and related Contracts, including with a legend evidencing that the undivided percentage ownership interests with regard to the Purchased Interest related to such Receivables and related Contracts have been sold in accordance with the Agreement.

            (l)   Reporting   Requirements.   Servicer   shall  provide  to  the
Administrator (in multiple copies, if requested by the Administrator) the following:

            (i) as soon as available and in any event within 45 days after the end of the first three quarters of each fiscal year of the Seller, the Servicer, and the Sub-Servicers, balance sheets of Solectron, Solectron California Corporation, Solectron Technology, Inc., and the Seller and of Solectron and its subsidiaries on a consolidated basis as of the end of such quarter, and statements of income and retained earnings of each of Solectron, Solectron California Corporation and Solectron Technology, Inc., individually, and of Solectron and its subsidiaries on a consolidated basis, for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief financial officer of each of Solectron California Corporation, Solectron Technology, Inc., the Seller and Solectron;

            (ii) as soon as available and in any event within 90 days after the end of each fiscal year of Solectron, a copy of the annual report for such year for Solectron and its subsidiaries, containing financial statements for such year audited by KPMG Peat Marwick or other independent certified public accountants of national reputation;

            (iii) as soon as available and in any event not later than the tenth calendar day of each month or, if such day is not a Business Day, the first Business Day thereafter, a Seller Report as of the previous Month-End Date;

            (iv) on the first Business Day of each calendar week, a report with respect to Solectron's, Solectron Technology's, and Solectron California's accounts payable as of the last Business Day of the preceding week, in form and substance satisfactory to the Administrator, however, such report will not be required of Solectron if the rating on its Rated Long Term Debt is Investment Grade;

            (v) as soon as possible and in any event within five days after the occurrence of each Termination Event or event which, with the giving of notice or lapse of time, or both, would constitute a Termination Event, a statement of the chief financial officer of the Servicer, the Seller, Solectron California Corporation, or Solectron Technology, Inc. setting forth details of such Termination Event or event and the action that the Seller or Solectron California Corporation, or Solectron Technology, Inc. as the case may be, has taken and proposes to take with respect thereto;

            (vi) promptly after the sending or filing thereof, copies of all reports that the Servicer, the Seller, Solectron California Corporation, or Solectron Technology, Inc. or any of their respective subsidiaries sends to any of its security holders, and copies of all reports and registration statements that the Seller, Solectron California Corporation, Solectron, or Solectron Technology, Inc., or any of their respective subsidiaries files with the Securities and Exchange Commission or any national securities exchange;

            (vii) promptly after the filing or receiving thereof, copies of all reports and notices that the Seller, Solectron California Corporation, or Solectron Technology, Inc., Solectron or any Affiliate files under ERISA with the Internal Revenue Service or the PBGC or the U.S. Department of Labor or that the Seller, Solectron California Corporation, or Solectron Technology, Inc., Solectron or any Affiliate receives from any of the foregoing or from any multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) to which the Seller, Solectron California Corporation, Solectron, or Solectron Technology, Inc., or any Affiliate is or was, within the preceding five years, a contributing employer, in each case in respect of the assessment of withdrawal liability or an event or condition which could, in the aggregate, result in the imposition of liability on the Seller, Solectron California Corporation, Solectron and/or any such Affiliate in excess of $5,000,000;

            (viii) at least thirty days prior to any change in the Seller's or an Originator's name, or any other change requiring the amendment of UCC financing statements or the filing of new UCC financing statements in order to maintain the perfection and priority of the security interest granted pursuant to Section 1.2 of the Agreement, a notice setting forth such changes and the effective date thereof;

            (ix) such other information respecting the Receivables or the condition or operations, financial or otherwise, of the Seller, Solectron California Corporation, or Solectron Technology, Inc., Solectron or any of their respective Affiliates as the Administrator may from time to time reasonably request;

            (x) promptly after the Seller or the Servicer obtains knowledge thereof, notice of any (a) litigation, investigation or proceeding which may exist at any time involving any Solectron Party and any Governmental Authority which, if not cured or if adversely determined, as the case may be, would have a material adverse effect (i) on the business, operations, property or financial or other condition of Solectron or any of its subsidiaries or (ii) upon the ability of Solectron or any of its subsidiaries to pay any Indebtedness or (iii) upon the Receivables Pool or
      (iv) upon the Seller's receipt of or right to receive Collections; or (b) litigation or proceeding adversely affecting any Solectron Party or in which the amount involved is $5,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought or (c) litigation or proceeding relating to any Transaction Document; and

            (xi) promptly after the occurrence thereof, notice of a material adverse change in the business, operations, property or financial or other condition of the Seller or any other Solectron Party.

            (m)   General Restrictions.  On and after the Effective Date,

            (i) Restricted Payments. the Seller shall not (A) pay or declare any Dividend, (B) lend or advance any funds, or (C) repay any loans or advances to, for or from any Solectron Party, or (D) make any payments in respect of the purchase price of Receivables and Related Assets under the Purchase and Sale Agreement, except in accordance with clause (o) of this
      Exhibit IV and this clause (m). Actions of the type described in the preceding sentence are herein collectively called "Restricted Payments";

            (ii) Types of Permitted Payments. subject to the limitations set forth in clause (o) below, the Seller may declare and pay Dividends to any shareholder provided, that payment of such Dividends must comply with applicable law; and provided, further, that Dividends may not be paid more frequently than permitted by applicable law;

            (iii) Additional Specific Restrictions. the Seller may make Restricted Payments only out of Collections paid or released to the Seller pursuant to Sections 1.4(b)(ii) or 1.4(b)(iv) of the Agreement, from the proceeds of any Purchased Interest, from the original paid in capital of the Seller, or from other net income of the Seller; provided, however, that the Seller shall not pay, make or declare;

                  (A) any Dividend if, after giving effect thereto, the Seller's
            Tangible Net Worth would be less than $30,000,000;

                  (B) any Restricted  Payment if, after giving effect thereto, a
            Termination Event or Unmatured Termination Event shall have occurred and be continuing; or

                  (C) any  Restricted  Payment if, after giving effect  thereto, the Seller would not be Solvent.

            (n) ERISA Matters. Solectron shall notify the Administrator as soon as is practicable and in any event not later than two Business Days after (i) the institution of any steps by it or any other Person to terminate any Pension Plan which is not fully funded, unless adequate reserves have been set aside for the funding thereof, (ii) the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a lien under section 302(f) of ERISA, (iii) the taking of any action with respect to a Pension Plan which could result in the requirement that any Solectron Party furnish a bond or other security to the PBGC or such Pension Plan or (iv) the occurrence of any other event concerning any Pension Plan which is reasonably likely to result in a material adverse effect on the business, operations, property or financial or other condition of any Solectron Party.

            (o) Mergers, Acquisitions, Sales, Investments, etc. Solectron shall cause the Seller not to:

            (i) be a party to any merger or consolidation, or directly or indirectly purchase or otherwise acquire all or substantially all of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person,

            (ii) sell, transfer, convey or lease any of its assets other than pursuant to or the Parallel Purchase Agreement or as expressly permitted by this Agreement, or

            (iii) make, incur or suffer to exist any investment in, equity contribution to, loan or advance to, or payment obligation in respect of the deferred purchase price of property from, any other Person, except as expressly contemplated by this Agreement and, the Purchase and Sale Agreement and the Parallel Asset Purchase Agreement.

                                   EXHIBIT V

                              TERMINATION EVENTS


      Each of the following shall be a "Termination Event":

      (a) The Servicer shall fail to deliver the Seller Report pursuant to the Agreement or the Parallel Purchase Agreement and such failure shall remain unremedied for five days, or (ii) the Seller shall fail to make any payment required under the Agreement or the Parallel Purchase Agreement and such failure shall remain unremedied for two Business Days; or

      (b) The Servicer shall fail (i) to transfer to any successor Servicer when required any rights, pursuant to the Agreement or the Parallel Purchase Agreement, which the Servicer then has, or (ii) to make any payment required under the Agreement or the Parallel Purchase Agreement; or

      (c) Any representation or warranty made or deemed made by the Seller, the Servicer or either Sub-Servicer (or any of their respective officers) under or in connection with the Agreement or any other Transaction Document or any information or report delivered by the Seller, the Servicer or either Sub-Servicer pursuant to the Agreement shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered; or

      (d) The Seller or the Servicer shall fail to perform or observe (i) any term, covenant or agreement contained in paragraphs (d), (e), (f), (g), (i),
(j), (m), (n) or (o) of Exhibit IV to the Agreement or the Parallel Purchase Agreement and, in the case of any such failure with respect to paragraphs (i) or
(j) that is solely the result of the termination of the applicable Lockbox Agreement by Bank of America National Trust and Savings Association, such failure shall remain unremedied for fourteen (14) days, (ii) any term, covenant or agreement contained in paragraph (l) of Exhibit IV to the Agreement or the Parallel Purchase Agreement and such failure shall remain unremedied for five days, or (iii) any other term, covenant or agreement contained in the Agreement or the Parallel Purchase Agreement or any other Transaction Document on its part to be performed or observed and any such failure shall remain unremedied for thirty (30) days; or

      (e) Any Solectron Party shall be in default with respect to any payment (whether or principal or interest and regardless of amount) in respect of any Material Indebtedness and such failure shall continue beyond the applicable grace period specified in the agreement or instrument relating to such Material Indebtedness or any Solectron Party shall default in any obligation under any Material Indebtedness and such failure shall result in such Material Indebtedness being declared to be due and payable prior to the stated maturity thereof; or

      (f) The Agreement or the Parallel Purchase Agreement or any purchase or any reinvestment pursuant to the Agreement or the Parallel Purchase Agreement shall for any reason (other than pursuant to the terms the Agreement or the Parallel Purchase Agreement) (i) cease to create, or the Purchased Interest under either such agreement shall for any reason cease to be, a valid and enforceable first priority perfected undivided percentage ownership interest to the extent of such Purchased Interest in each Pool Receivable and the Related Security and Collections and other proceeds with respect thereto, free and clear of any Adverse Claim or (ii) cease to create with respect to the items described in Section 1.2(d), or the interest of the Administrator, on its behalf and on behalf of the Issuer, with respect to such items shall cease to be, a valid and enforceable first priority perfected security interest, free and clear of any Adverse Claim; or

      (g) Solectron or the Seller shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against Solectron or Seller seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or Solectron or the Seller shall take any corporate action to authorize any of the actions set forth above in this paragraph (g); or

      (h) As of any Month-End Date on and after the Effective Date, (i) the average Sales-Based Dilution Ratio for the three months ended on such Month-End Date shall exceed 9%, (ii) the average Sales-Based Default Ratio for the three months ended on such Month-End Date shall exceed 4% or (iii) the average Delinquency Ratio for the three months ended on such Month-End Date shall exceed 6%; or

      (i) The sum of the Purchased Interests under the Agreement and the Parallel Purchase Agreement shall exceed 100% and such condition shall have continued for a period of five (5) Business Days following the earlier of (x) the Servicer's knowledge of such condition and (y) notice to the Servicer by the Administrator or the Parallel Purchase Administrator of the occurrence of such condition; or

      (j) An "Event of Default", as defined in the Solectron Credit Agreement, shall occur and be continuing, or, if the Solectron Credit Agreement (or the commitments of the lenders thereunder) has expired, been terminated or is otherwise not in full force and effect, an "Event of Default" as defined in the Solectron Credit Agreement, as in effect at the time immediately preceding such expiration, termination or failure to be in full force and effect, would have occurred and been continuing if the Solectron Credit Agreement had not so expired, terminated or failed to be in full force and effect; or

      (k) On and after the Initial Purchase Date, the Tangible Net Worth of Seller shall at anytime be less than $30,000,000; or

      (l) Any Change of Control shall occur or Solectron shall not own, directly or indirectly, 100% of all issued and outstanding capital stock of the Seller; or

      (m) If Solectron has any Rated Long Term Debt outstanding, the rating assigned by S&P shall at any time be withdrawn or be less than "BB"; or

      (n) A Purchase and Sale Termination Event shall have occurred.

                               SCHEDULE I

                         CREDIT AND COLLECTION POLICY

Supplied by Solectron Corporation, Solectron California Corporation and Solectron Technology, Inc.

                                     SCHEDULE II

                            LOCK-BOX BANKS AND LOCK-BOX ACCOUNTS


Lock-Box Bank                                      Lock-Box Account
Bank of America National Trust                     1584
  and Savings Association


First Union National Bank                          60862

                                 SCHEDULE III

                                  TRADE NAMES


                                      None

                                   SCHEDULE IV

                                 PERMITTED LIENS


                                      None

                                     ANNEX A

                           FORM OF LOCK-BOX AGREEMENT

                     AGREEMENT RELATING TO LOCKBOX SERVICES

      This Agreement is entered into as of September __, 1997 among Solectron California Corporation ("SCC"), Solectron Corporation ("Solectron" and together with SCC, the "Originators"), Solectron Funding Corporation ("Seller"), Receivables Capital Corporation ("Purchaser"), Bank of America National Trust and Savings Association, as administrator for Purchaser ("Administrator"), and Bank of America National Trust and Savings Association ("Bank") with respect to the following:

     A. Solectron and Bank have agreed to the Standard Terms and Conditions, a copy of which is attached as Exhibit A and incorporated herein by reference (the "Standard Terms and Conditions"), relating to remittance processing services to be performed by Bank ("Remittance Processing Service") in relation to the checks and other payment instruments mailed to the United States Post Office address or addresses ("Lockbox Address or Addresses") assigned to Solectron (collectively, the "Payments") from time to time received or deposited in [Solectron's] Account No. _____________ with Bank (the "Account").

     B. Each of the Originators has assigned and/or may hereafter assign to Seller, ad Seller has assigned and/or may hereafter assign to Purchaser and Administrator an undivided percentage interest in, and has granted to Administrator for its benefit and the benefit of Purchaser a security interest in, certain accounts, chattel paper instruments or general intangibles ("Receivables") and all proceeds thereof, including the Payments.

     C. Each Originator, Seller, Purchaser, Administrator and Bank are entering into this Agreement to provide for the assignment of the Account to Administrator, for its benefit and the benefit of Purchaser, and the disposition of net proceeds of Payments deposited in the Account.

Accordingly, each Originator, Purchaser, Administrator and Bank agree as follows:

1.    Assignment of Account:

     (a) Each Originator hereby assigns and transfers to Seller, and Seller hereby assigns and transfers to Administrator, for its benefit and the benefit of Purchaser, and grants to Administrator, for its benefit and the benefit of Purchaser, a security interest in, the Account, all Payments and all other moneys deposited in the Account from time to time. Subject to the terms hereof, Administrator, for its benefit and the benefit of Purchaser, shall have exclusive dominion and control over the Account.

     (b) Bank hereby acknowledges receipt of notice of the ownership and security interest of Administrator, for its benefit and the benefit of Purchaser, in the Payments, the

Account and the amounts from time to time on deposit therein and agrees that the Account shall be maintained for the benefit of Administrator, on its behalf and on behalf of Purchaser, on the terms provided herein).

     (c) The Account shall be entitled "Solectron for the benefit of Bank of America, as Administrator."

     (d) Administrator, on behalf of itself and Purchaser, hereby authorizes Bank to transfer balances in the Account to each Originator in accordance with instructions to Bank from Solectron, and hereby authorizes Solectron (in its capacity as servicer of the Receivables) to accept such transfers and to give such instructions prior to the Activation Period. The "Activation Period" means the period of time commencing on the date [two] Business Days after Bank's receipt of a written notice from Administrator in the form of Attachment I (the "Notice"). Administrator will simultaneously provide a copy of the Notice to Solectron.

     (e) Bank has sole and exclusive access to items mailed to the Lockbox Address(es).

2. Bank is hereby authorized (and, in the case of clauses (a), (b) and (e) below, hereby agrees):

     (a) to perform the Remittance Processing Service and to follow its usual operating procedures for the handling of any Payments, in accordance with the
Standard Terms and Conditions, as modified by this Agreement;

     (b) to charge the Account for all returned Payments, service charges, and other fees and charges associated with the Remittance Processing Service and this Agreement;

     (c) to follow its usual procedures in the event the Account or any Payment should be or become the subject of any writ, levy, order or other similar judicial or regulatory order or process ("Order") to comply with such Order; and

     (d) at all times prior to the Activation Period, to transfer all collected and available balances in the Account to [Solectron] Account No. __________ at ______________ (or such other account as [Solectron] may designate by written notice to the Bank and Administrator), and, notwithstanding anything to the contrary herein or in the Standard Terms and Conditions, during the Activation Period (i) to refrain from transferring any balances at the discretion of the Company and (ii) to transfer all collected and available balances in the Account to such account as Administrator may designate by written notice to Bank) pursuant to Administrator's instructions. Funds are not available if, in the reasonable determination of Bank, they are subject to a hold, dispute or legal process preventing their withdrawal. Company or Administrator, as applicable, will give Bank reasonable advance written notice of any change in the instructions.

3. If the balances in the Account are not sufficient to pay Bank for any returned check, each Originator agrees to pay Bank on demand the amount due Bank.

     (a) If the balances in the Account are not sufficient to compensate Bank for any fees or charges due Bank in connection with the Remittance Processing Service or this Agreement, each Originator agrees to pay Bank on demand the amount due Bank.

4. Each Originator hereby authorizes Bank, without prior notice, from time to time to debit any other account either Originator may have with Bank for the amount or amounts due Bank under subsection 3(a) or 3(b). Neither Purchaser nor Administrator shall be responsible for payment of any such amount.

     (a) Bank agrees it shall not offset against the Account, except as permitted under this Agreement, until this Agreement has been terminated pursuant to subsection 5(d) hereof or by agreement of the parties.

5. Termination of this Agreement shall be as follows:

     (a) Bank may terminate this Agreement upon 30 days' prior written notice to each Originator, Seller and Administrator. Purchaser or Administrator may terminate this Agreement upon 30 days' prior written notice by Administrator to each Originator, Seller and Bank. Neither of the Originators nor Seller may terminate this Agreement or the Remittance Processing Service except with the written consent of Administrator and upon 30 days' prior written notice to Bank and Administrator.

     (b) Notwithstanding subsection 4(a), Bank may terminate this Agreement at any time by at least one Business Day's prior written notice to each Originator, Seller and Administrator if (i) either Originator or Seller breaches any of the terms of this Agreement, any other agreement with Bank or any agreement involving the borrowing of money or the extension of credit; (ii) either Originator or Seller liquidates, dissolves, merges with or into or consolidates with another entity or sells, leases or disposes of a substantial portion of its business or assets; (iii) either Originator, or Seller terminates its business, fails generally or admits in writing its inability to pay its debts as they become due; any bankruptcy, reorganization, arrangement, insolvency, dissolution or similar proceeding is instituted with respect to either Originator or Seller; either Originator, or Seller makes any assignment for the benefit of creditors or enters into any composition with creditors or takes any action in furtherance of any of the foregoing; or (iv) any material adverse change occurs in each Originator's or Seller's financial condition, results of operations or ability to perform its obligations under this Agreement. Each Originator and Seller shall promptly give written notice to Bank and Administrator of the occurrence of any of the foregoing events with respect to itself.

     (c) Upon any termination of this Agreement pursuant to subsection 4(a) or 4(b) hereof, and subject to Section 13 hereof, (i) each Originator shall promptly arrange for Payments received at the Lockbox Address(es) or otherwise in or for deposit to the Account to be forwarded to another bank acceptable to Administrator and processed pursuant to an agreement acceptable to Administrator, and (ii) Bank shall no longer be required to process Payments, but subject to payment in advance of Bank's standard charges for such service, shall forward all Payments then held by Bank and all mail thereafter received at the Lockbox Address to such address or account as Administrator may direct. Otherwise the provisions of this Agreement shall remain in effect until terminated pursuant to subsection 5(d) or by agreement among the parties.

6. Bank will not be liable to either Originator, Seller, Purchaser or Administrator for any expense, claim, loss, damage or cost ("Damages") arising out of or relating to its performance under this Agreement other than those Damages which result directly from its acts or omissions constituting negligence or willful misconduct, subject to the limits in subsection 5(b).

     (a) Bank's liability is limited to direct money Damages actually incurred. In no event will Bank be liable for any special, indirect, consequential or exemplary damages or for lost profits.

     (b) Bank will be excused from failing to act or delay in acting, and no such failure or delay shall constitute a breach of this Agreement or otherwise give rise to any liability of Bank, if (i) such failure or delay is caused by circumstances beyond Bank's reasonable control, including but not limited to legal constraint, emergency conditions, action or inaction of governmental, civil or military authority, fire, strike, lockout or other labor dispute, war, riot, theft, flood, earthquake or other natural disaster, breakdown of public or private or common carrier communications or transmission facilities, equipment failure, or act, negligence or default of either Originator, Seller, Purchaser or Administrator or (ii) such failure or delay resulted from Bank's reasonable belief that the action would have violated any guideline, rule or regulation of any governmental authority. Bank agrees to give each Originator, Seller and Administrator prompt notice of any actual or anticipated failure or delay resulting from any of the foregoing but any failure of Bank to give such notice shall not affect Bank's rights (or the limitation of its liability) under this subsection 5(b) or 5(c).

     (c) Administrator shall notify Bank promptly in writing when Purchaser has no further ownership interest (or commitment to acquire any interest) in the Receivables and all of each Originator's and Seller's, obligations have been paid in full, and this Agreement shall automatically terminate upon Bank's receipt of such notice.

7. Each Originator shall indemnify Bank against, and hold it harmless from, any and all liabilities, claims, costs, expenses and damages of any nature (including but not limited to allocated costs of staff counsel, other reasonable attorney's fees and any fees and expenses incurred in enforcing this Agreement) in any way arising out of or relating to disputes or legal actions concerning Bank's provision of the Remittance Processing Service, this Agreement, the Lockbox Addresses or any Payment. This Section does not apply to any cost or damage attributable to the gross negligence or intentional misconduct of Bank. Each Originator's obligations under this Section shall survive termination of this Agreement.

8. The Originators and Seller each represents and warrants to Bank, Purchaser and Administrator, that (i) each Acceptable Payee has authorized Payments payable to it to be credited to the Account; (ii) this Agreement constitutes its duly authorized, legal, valid, binding and enforceable obligation; (iii) the performance of its obligations under this Agreement and the consummation of the transactions contemplated hereunder will not (A) constitute or result in a breach of its certificate or articles of incorporation, by-laws or partnership agreement, as applicable, or the provisions of any material contract to which it is a party or by which it is bound or (B) result in the violation of any law, regulation, judgment, decree or governmental order applicable to it; and (iv) all approvals and authorizations required to permit the execution, delivery, performance and consummation of this Agreement and the transactions contemplated hereunder have been obtained.

     (a) The Originators and Seller each agrees that it shall be deemed to make and renew each representation and warranty in subsection 7(a) on and as of each day on which it uses the Remittance Processing Service.

9. The Originators and Seller each represents and warrants that it has not assigned or granted a security interest in the Account or any funds now or hereafter deposited in the Account, except to Seller (in the case of each Originator and to Purchaser and Administrator.

10. The Originators and Seller each agrees that:

     (a) Except as permitted under Section 2(d), it cannot, and will not, withdraw any monies from the Account until such time as Administrator advises Bank in writing that Purchaser and Administrator no longer claim any interest in the Account and the monies deposited and to be deposited in the Account; and

     (b) It will not permit the Account to become subject to any other pledge, assignment, lien, charge or encumbrance of any kind, nature or description, other than ownership and security interests of Purchaser, and Administrator on its behalf, hereunder and as referred to herein.

11. Purchaser and Administrator each acknowledges and agrees that Bank has the right to charge the Account from time to time, as set forth in this Agreement, and the account agreement, as amended from time to time, and that Purchaser and Administrator have no right to the sums so withdrawn by Bank.

12. Each Business Day (as defined below), Bank will prepare a package of materials for each Lockbox Address which will include, but is not limited to, any Payments not processed in accordance with the set-up documents, invoices, any other material received at the Lockbox Address(es) and information regarding the deposit for such Business Day. For purposes hereof, "Business Day" shall mean each Monday through Friday, excluding bank holidays.

     (a) Bank will send the materials to the address specified below for Solectron, with a copy of the deposit advice to the address specified below for Administrator. In addition to the original statement which will be provided to Solectron, if requested by Administrator, Bank will provide Administrator with a duplicate statement.

13. Each Originator agrees to pay to Bank, upon receipt of Bank's invoice, all costs, expenses and attorneys' fees (including allocated costs for in-house legal services) incurred by Bank in connection with the preparation and administration (including any amendments) and enforcement of this Agreement and any instrument or agreement required hereunder, including but not limited to any such costs, expenses and fees arising out of the resolution of any conflict, dispute, motion regarding entitlement to rights or rights of action, or other action to enforce Bank's rights in a case arising under Title 11, United States Code.

14. Notwithstanding any of the other provisions in this Agreement, in the event of the commencement of a case pursuant to Title 11, United States Code, filed by or against either Originator or Seller, or in the event of the commencement of any similar case under then applicable federal or state law providing for the relief of debtors or the protection of creditors by or against either Originator or Seller, Bank may take or omit to take any action as Bank reasonably deems necessary in order to comply with all applicable provisions of governing statutes, and shall not be liable to the other parties, and each of the other parties hereby agrees not to assert any claim against Bank, for any Damages arising from such action or omission.

15. This Agreement may be amended only be a writing signed by each Originator, Seller, Purchaser, Administrator and Bank; except that Bank's charges are subject to change by Bank upon 30 days' prior written notice to each Originator and Seller.

16. This Agreement may be executed in counterparts; all such counterparts shall constitute but one and the same agreement.

17. Any written notice or other written communication to be given under this Agreement shall be addressed to each party at its address set forth on the signature page of this Agreement or to such other address as a party may specify in writing. Except as otherwise expressly provided herein, any such notice shall be effective upon receipt.

18. This Agreement controls in the event of any conflict between this Agreement and or any other document or written or oral statement. This Agreement supersedes all prior understandings, writings, proposals, representations and communications, oral or written, of any party relating to the subject matter hereof.

19. Neither of the Originators nor Seller may assign any of its rights or obligations under this Agreement without the prior written consent of Bank. Upon [30 days] prior written notice to Bank, Purchaser may assign its rights and interests under this Agreement to any assignee of Purchaser's interest in the Receivables. Administrator may assign its rights, interests and obligations under this Agreement to any successor administrator for Purchaser. Administrator agrees to give prompt written notice to Bank of any such assignment by Purchaser or Administrator, but no failure to give or delay in giving such notice shall impair the assignee's interest in the Account or, on and after the giving of such notice, the rights of the assignee hereunder.

20. Bank hereby agrees that it will not institute, or join any other person or entity in instituting, any case pursuant to Title 11, United States Code, or any similar case under then applicable state or federal law providing for the relief of debtors or the protection of creditors, (a) against Purchaser prior to the date which is one year and one day after payment of all commercial paper or other rated securities now or hereafter issued by Purchaser or (b) against Seller prior to the date which is one year and one day after the date on which Purchaser has no further ownership interest (or commitment to acquire any interest) in the Receivables and all of Seller's obligations which are secured by the Receivables, the Payments and the Account are paid in full. This Section 20 shall survive any termination of this Agreement.

21. This Agreement shall be interpreted in accordance with Illinois law without reference to Illinois principles of conflicts of law.

            IN WITNESS WHEREOF, the parties hereto have executed this agreement by their duly authorized officers as of the day and year first above written.

Solectron Corporation                     Address for notices:
("Solectron" and "Originator")
                                          847 Gilbrator Drive
By:                                       Building 5
   ---------------------------
Name:                                     Milpitas, California 95035
     -------------------------
Title:                                    Attention: Treasurer
      ------------------------
                                          Telephone:  (408) 956-6577
                                          Facsimile:   (408) 956-6062

Solectron California Corporation          Addresses for notices
 ("Originator")
                                          847 Gilbrator Drive
By:                                       Building 5
   ---------------------------
Name:                                     Milpitas, California 95035
     -------------------------
Title:                                    Attention: Treasurer
      ------------------------
                                          Telephone:  (408) 956-6577
                                          Facsimile:   (408) 956-6062

Solectron Funding Corporation             Address for notices:
("Seller")
                                          847 Gilbrator Drive
By:                                       Building 5
   ----------------------------
Name:                                     Milpitas, California 95035
     --------------------------
Title:                                    Attention: Treasurer
     --------------------------
                                          Telephone:  (408) 956-6577
                                          Facsimile:   (408) 956-6062

Receivables Capital Corporation           Address for notices:
("Purchaser")
                                          c/o Administrator at its
                                          address shown below

By:                                       c/o Merrill Lynch Money Markets, Inc.
    ----------------------------
Name:                                     World Financial Center, North Tower
    ----------------------------
Title:                                    250 Vesey Street - 11th Floor
    ----------------------------
                                          New York, New York 10281-1311
                                          Attention: George Roller
                                          Telephone:  (212) 449-1606
                                          Facsimile:   (212) 449-2234

Bank of America National Trust            Address for notices:
and Savings Association
("Administrator")                         Asset Securitization Group
                                          231 South LaSalle Street
By:                                       Chicago, Illinois 60697
   --------------------------
Name:                                     Attention: Asset Securitization Group
   --------------------------
Title:                                    Telephone:  (312) 828-7421
   --------------------------
                                          Facsimile:   (312) 828-7855


Bank of America National Trust
and Savings Association
("Bank")

By:
   ---------------------------
Name:
   ---------------------------
Title:
   ---------------------------

By:
   ---------------------------
Name:
   ---------------------------
Title:
   ---------------------------

                                 EXHIBIT A
                      TO THREE PARTY AGREEMENT RELATING
                              TO LOCKBOX SERVICES


                         STANDARD TERMS AND CONDITIONS


The Lockbox Service involves processing checks that are received at a Lockbox Address. With this Service, Company instructs its customers to mail checks it wants to have processed under the Service to the Lockbox Address. Banks picks up mail at the Lockbox Address according to its mail pick-up schedule. Banks will have unrestricted and exclusive access to the mail directed to the Lockbox Address. Bank will provide Company with the Lockbox Service for a Lockbox Address when Company has completed and Bank has received Bank's then current set-up documents for the Lockbox Address.

If Bank receives any mail containing Company's Lockbox number at Bank's lockbox operations location (instead of the Lockbox Address), Bank may handle the mail as if it had been received at the Lockbox Address.

PROCESSING

Bank will handle checks received at the Lockbox Address according to the applicable deposit account agreement, if the checks were delivered by Company to Bank for deposit to the Account, except as modified by this Agreement.

Bank will open the envelopes picked up from the Lockbox Address and remove the contents. For the Lockbox Address, checks and other documents contained in the envelopes will be inspected and handled in the manner specified in the Company's set-up documents. Bank captures and reports information related to the lockbox processing, where available, if Company has specified this option in the set-up documents. Banks will endorse all checks Bank processes on Company's behalf.

If Bank processes an unsigned check as instructed in the set-up documents, and the check is paid, but the account owner does not authorize payment, Company agrees to indemnify Bank, the drawee bank, (which may include Bank) and any intervening collection bank for any liability or expense incurred by such indemnitee due to the payment and collection of the check.

If Company instructs Bank not to process a check bearing a handwritten or typed notation "Payment in Full" or words of similar import on the face of the check, Company understands that Bank has adopted procedures designed to detect checks bearing such notations; however, Bank will not be liable to Company or any other party for losses suffered if Bank fails to detect checks bearing such notations.


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RETURN CHECK

Unless Company and Bank agree to another processing procedure, Bank will reclear a check once which has been returned and marked to "Refer to Maker," "Not Sufficient Funds:" or "Uncollected Funds." If the Check is returned for any other reason or if the check is returned a second time, Bank will debit the applicable Account and return the check to Company. Company agrees that Bank will not send a returned item notice to Company for a returned check unless Company and Bank have agreed otherwise.

ACCEPTABLE PAYEES

For the Lockbox Address, Company will provide to Bank the names of Acceptable Payees ("Acceptable Payee" means Company's name and any other payee name provided to Bank by Company as an acceptable payee for checks to be processed under the Lockbox Service). Bank will process a check only if it is made payable to an Acceptable Payee and if the check is otherwise processable. Company warrants that each Acceptable Payee has authorized checks payable to it be credited to the Account Company designates for the Lockbox Service. Bank may treat as an acceptable Payee any variation of any Acceptable Payee's name that Bank deems to be reasonable.

CHANGES TO PROCESSING INSTRUCTIONS

Company may request Bank orally or in writing to make changes to the processing instructions (including changes to Acceptable Payees) for any Lockbox Address by contacting its Bank representative . Bank will not be obligated to implement any requested changes until Bank has actually received the requests and had a reasonable opportunity to act upon them. In making changes, Bank is entitled to rely on instructions purporting to be from Company.


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                                  ATTACHMENT I
                              MULTI PARTY LOCKBOX

            Bank of America National Trust and Savings Association
                               as Administrator



To:   Bank of America
      231 South LaSalle Street
      Chicago, Illinois 60697

            Re:   Solectron Corporation
                  Account No.

Ladies and Gentlemen:

      Reference is made to the Lockbox Agreement dated September __, 1997 (the "Agreement") among Solectron Corporation, Solectron California Corporation, Solectron Funding Corporation, Receivables Capital Corporation, Bank of America National Trust and Savings Association, as administrator, and you regarding the above-described account (the "Account"). In accordance with Section 1(d) and 2(d) of the Agreement, we hereby give you notice of our exercise of control of the Account and we hereby instruct you to transfer funds to Administrator's account or otherwise in accordance with Administrator's instructions as follows:
[insert instructions].


                                Very truly yours,


                         BANK OF AMERICA NATIONAL TRUST
                                     & SAVINGS ASSOCIATION
                                    as Administrator


                                    By:
                                        ------------------------
                                    Name:
                                        ------------------------
                                    Title:
                                        ------------------------